UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
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Soliciting Material Pursuant to §240.14a-12

JAMF HOLDING CORP.

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Dear Fellow Shareholders,
We are pleased to invite you to attend our first Annual Meeting of Shareholders of Jamf Holding Corp. (“Jamf” or the “Company”) to be held on Tuesday, May 25, 2021, at 8:00 a.m. (CT). This year’s Annual Meeting will be conducted virtually, via live audio webcast. Protecting the health and well-being of the attendees (employees, shareholders and the general public) is our top priority. In light of the recommendations issued by the CDC against public gatherings due to COVID-19, we think a virtual only meeting for this year is advisable. You will be able to attend the meeting online and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/JAMF2021. You will be able to vote your shares electronically during the meeting by logging in using the 16-digit control number included in your Notice of Internet Availability of the proxy materials, on your proxy card or on the voting instructions form accompanying these proxy materials.
The accompanying proxy statement provides information about the matters we will ask you to consider at the Annual Meeting, which are:
1.
to elect three nominees identified in the accompanying proxy statement to serve as directors, as recommended by the Compensation and Nominating Committee of the Board of Directors of Jamf (the “Board”);

2.
to approve, by an advisory vote, the retention of the classified structure of the Board;

3.
to approve, by an advisory vote, the retention of the supermajority voting standards in Jamf’s Second Amended and Restated Certificate of Incorporation and Jamf’s Amended and Restated Bylaws;

4.
to approve the Jamf Holding Corp. 2021 Employee Stock Purchase Plan;

5.
to ratify the appointment of Ernst & Young LLP as Jamf’s independent registered public accounting firm for the year ending December 31, 2021; and

6.
to transact other business as may properly come before the meeting or any adjournment of the meeting.

We will provide access to our proxy materials via the Internet at www.proxyvote.com rather than in hard copy. We will mail a notice containing instructions on how to access this proxy statement and our annual report on or about April 12, 2021 to all shareholders entitled to vote at the Annual Meeting. Shareholders who prefer a paper copy of the proxy materials may request one on or before May 11, 2021 by following the instructions provided in the notice we will send.
Our Board has set the record date as March 29, 2021. Only shareholders that owned Jamf common stock at the close of business on that day are entitled to notice of and may vote at this meeting or any adjournment of the meeting. A list of Jamf’s shareholders of record will be available at our corporate headquarters located at 100 Washington Ave S., Suite 1100, Minneapolis, MN 55401.
Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to vote. You may vote by proxy over the Internet, by telephone, or by mail by following the instructions on the proxy card. Voting by proxy will ensure your representation at the Annual Meeting regardless of whether you attend.
Sincerely,
Dean Hager
Chief Executive Officer

NOTICE OF 2021 ANNUAL MEETING OF SHAREHOLDERS
The 2021 annual meeting of shareholders of JAMF HOLDING CORP. will be held via the Internet at www.virtualshareholdermeeting.com/JAMF2021 on Tuesday, May 25, 2021, at 8:00 a.m. (CT) for the following purposes:
1.
to elect three nominees identified in the accompanying proxy statement to serve as directors, as recommended by the Compensation and Nominating Committee of the Board;

2.
to approve, by an advisory vote, the retention of the classified structure of the Board;

3.
to approve, by an advisory vote, the retention of the supermajority voting standards in Jamf’s Second Amended and Restated Certificate of Incorporation and Jamf’s Amended and Restated Bylaws;

4.
to approve the Jamf Holding Corp. 2021 Employee Stock Purchase Plan;

5.
to ratify the appointment of Ernst & Young LLP as Jamf’s independent registered public accounting firm for the year ending December 31, 2021; and

6.
to transact other business as may properly come before the meeting or any adjournment of the meeting.

A list of shareholders entitled to vote at the meeting will be available for examination by any shareholder for any purpose relevant to the meeting during ordinary business hours for at least ten days prior to May 25, 2021, at 100 Washington Ave S, Suite 1100, Minneapolis, MN 55401.
By Order of the Board of Directors
Jeff Lendino
Chief Legal Officer and Secretary
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 25, 2021
The notice of annual meeting, the proxy statement and our fiscal year 2020 annual report are available on our website at https://ir.jamf.com/. Additionally, in accordance with the SEC rules, you may access our proxy materials at www.proxyvote.com.

COMMONLY ASKED QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
Q: Why did I receive these materials?
The Board of Jamf is soliciting your proxy to vote at our 2021 Annual Meeting of Shareholders (the “Annual Meeting”) (or at any postponement or adjournment of the meeting). Shareholders who own shares of our common stock as of the record date, March 29, 2021 (the “Record Date”), are entitled to vote at the Annual Meeting. You should review these proxy materials carefully as they give important information about the proposals that will be voted on at the Annual Meeting, as well as other important information about Jamf.
Notice of Electronic Availability of Proxy Statement and Annual Report.   As permitted by Securities and Exchange Commission (“SEC”) rules, we are making this proxy statement and our annual report available to our shareholders electronically via the Internet. The notice of electronic availability contains instructions on how to access this proxy statement and our annual report and vote online. If you received a notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the notice instructs you on how to access and review all of the important information contained in the proxy statement and annual report. The notice also instructs you on how you may submit your proxy over the Internet or by telephone. If you received a notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the notice.
Householding.   The SEC’s rules permit us to print an individual’s multiple accounts on a single notice or set of annual meeting materials. To take advantage of this opportunity, we have summarized on one notice or set of annual meeting materials all of the accounts registered with the same tax identification number or duplicate name and address, unless we received contrary instructions from the impacted shareholder prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the notice or annual meeting materials, as requested, to any shareholder to which a single copy of those documents was delivered. If you prefer to receive separate copies of the notice or annual meeting materials, contact Broadridge Corporate Issuer Solutions, Inc. at 1-866-540-7095 or in writing at Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717. A number of brokerage firms have instituted householding. They will have their own procedures for shareholders who wish to receive individual copies of the proxy materials.
Q: Who will be entitled to vote?
Shareholders who own shares of our common stock as of the Record Date, are entitled to vote at the Annual Meeting. As of the Record Date, Jamf had approximately 117.7 million shares of common stock outstanding. Holders of shares of common stock are entitled to one vote per share. Cumulative voting is not permitted with respect to the election of directors or any other matter to be considered at the Annual Meeting.
Q: What will I be voting on?
You will be voting on:
1.
the election of three Class I directors to serve on the Board until the 2024 Annual Meeting and until their successors are duly elected and qualified;

2.
the approval, by an advisory vote, of the retention of the classified structure of the Board;

3.
the approval, by an advisory vote, of the retention of the supermajority voting standards in Jamf’s Second Amended and Restated Certificate of Incorporation (our “Certificate”) and Jamf’s Amended and Restated Bylaws (our “Bylaws”);

4.
the approval of the Jamf Holding Corp. 2021 Employee Stock Purchase Plan;

5.
the ratification of the appointment of Ernst & Young LLP as Jamf’s independent registered public accounting firm for the year ending December 31, 2021; and

6.
any other business as may properly come before the meeting or any adjournment of the meeting.

Q: How does the Board recommend I vote on these matters?
The Board recommends you vote:
1.
FOR the election of David. A. Breach, Michael Fosnaugh and Christina Lema as Class I directors;

2.
FOR the approval, by an advisory vote, of the retention of our classified Board structure;

3.
FOR the approval, by an advisory vote, of the retention of the supermajority voting standards in our Certificate and Bylaws;

4.
FOR the approval of the Jamf Holding Corp. 2021 Employee Stock Purchase Plan; and

5.
FOR the ratification of the appointment of Ernst & Young as our independent registered public accounting firm for the year ending December 31, 2021.

Q: How do I cast my vote?
Beneficial Shareholders.   If you hold your shares through a broker, trustee or other nominee, you are a beneficial shareholder. In order to vote your shares, please refer to the materials forwarded to you by your broker, bank or other nominee for instructions on how to vote the shares you hold as a beneficial shareholder.
Registered Shareholders.   If you hold shares in your own name, you are a registered shareholder and may vote during the virtual Annual Meeting at www.virtualshareholdermeeting.com/JAMF2021. You will need your unique control number included on your proxy card or on the instructions that accompany your proxy materials. Only one person will be able to log in with that unique control number at any time. You can also vote by proxy before the Annual Meeting in the following ways:
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via the Internet at www.proxyvote.com;

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by phone by calling 1-800-690-6903; or

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by signing and returning a proxy card.

Proxies submitted via the Internet or by telephone must be received by 11:59 p.m. (EDT) on May 24, 2021.
Q: Can I access the proxy materials electronically?
Yes. Your notice, proxy card or voting instruction card will contain instructions on how to:
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view our proxy materials for the Annual Meeting on the Internet; and

2.
instruct us to send our future proxy materials to you electronically by e-mail.

Our proxy materials are also available at www.proxyvote.com and our proxy materials will be available during the voting period starting on April 12, 2021.
Instead of receiving future copies of our proxy statement and annual reports by mail, shareholders of record and most beneficial owners can elect to receive an email that will provide an electronic link to these documents. Your election to receive future proxy materials by email will remain in effect until you revoke it.
Q: How may I change or revoke my proxy?
Beneficial Shareholders.   Beneficial shareholders should contact their broker, trustee or nominee for instructions on how to change their proxy vote.
Registered Shareholders.   Registered shareholders may change a properly executed proxy at any time before its exercise by:
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via the Internet at www.proxyvote.com;

2.
by phone by calling 1-800-690-6903; or

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by signing and returning a proxy card.

Q: How can I attend the Annual Meeting?
The Annual Meeting is being held as a virtual only meeting this year. If you are a shareholder of record as of the Record Date, you may attend, vote and ask questions virtually at the meeting by logging in at www.virtualshareholdermeeting.com/JAMF2021 and providing your control number. This number is included in the Notice or on your proxy card.
If you are a shareholder holding your shares in “street name” as of the Record Date, you may gain access to the meeting by following the instructions in the voting instruction card provided by your broker, bank or other nominee. You may not vote your shares via the Internet at the Annual Meeting unless you receive a valid proxy from your brokerage firm, bank, broker-dealer or other nominee holder. If you are not a shareholder as of the Record Date, you may still listen to the Annual Meeting, but will not be able to ask questions or vote at the meeting.
If you have questions, you may type them into the dialog box provided at any point during the meeting (until the floor is closed to questions). The audio broadcast of the Annual Meeting will be archived at https://ir.jamf.com/investor-relations for at least one year.
Recording of the Annual Meeting will not be permitted.
Q: Why is the Annual Meeting virtual only?
We are excited to embrace the latest technology to provide ease of access, real-time communication, and cost savings for our shareholders and our company. Hosting a virtual meeting makes it easy for our shareholders to participate from any location around the world. Further, in light of COVID-19, protecting the health and well-being of the attendees (employees, directors, shareholders and the general public) is our top priority.
Q: What is the voting requirement to approve each of the proposals, and how are the votes counted?
PROPOSAL 1 — ELECTION OF DIRECTORS
A plurality of the votes cast by the shares of common stock present in person or represented by proxy at the meeting and entitled to vote thereon is required to elect each nominee named herein. This means that the three nominees receiving the highest number of votes at the Annual Meeting will be elected, even if those votes do not constitute a majority of the votes cast. Abstentions and broker non-votes will not impact the election of the nominees.
ALL OTHER PROPOSALS
The affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the meeting and entitled to vote thereon is required to approve all other items. Abstentions will be counted as present and entitled to vote on the proposals and will therefore have the effect of a negative vote. We do not expect there to be any broker non-votes with respect to the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2021.
Q: When will the results of the vote be announced?
The preliminary voting results will be announced at the Annual Meeting. The final voting results will be published in a Current Report on Form 8-K filed with the SEC within four business days of the Annual Meeting.
Q: What is the deadline for submitting a shareholder proposal or director nomination for the 2021 Annual Meeting?
Shareholder proposals pursuant to SEC Rule 14a-8 for inclusion in Jamf’s proxy statement and form of proxy for the Jamf’s 2022 annual meeting of shareholders, to be held in 2022, must be received by Jamf at our principal executive offices at 100 Washington Ave S, Suite 1100, Minneapolis, MN no later than the close of business on December 13, 2021. Shareholders wishing to make a director nomination or bring a proposal before the annual meeting to be held in 2022 (but not include it in Jamf’s proxy materials) must provide written notice of such proposal to the Chief Legal Officer and Secretary at Jamf’s principal executive offices no later than the close of business on February 24, 2022 and not earlier than the close of business on January 25, 2022, assuming Jamf does not change the date of the 2022 annual meeting of shareholders by more than 30 days before or after the anniversary of the 2021 Annual Meeting. If so, Jamf will release an updated time frame for shareholder proposals. Any shareholder proposal or director nomination must comply with the other provisions of Jamf’s Bylaws and be submitted in writing to the Secretary at Jamf’s principal executive offices.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Our business and affairs are managed under the direction of our Board, which is currently composed of nine directors. Our Certificate provides that the authorized number of directors may be changed only by resolution of our Board. Our Certificate also provides that our Board be divided into three classes of directors, with the classes as nearly equal in number as possible. At each annual meeting of shareholders, a class of directors will be elected for a three-year term to succeed the class whose term is then expiring.
The following table sets forth the director class, name, age as of March 29, 2021, and other information for each member of our Board:
Name	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated
David A. Breach	I	54	Director	2020	2021	2024
Michael Fosnaugh	I	42	Chairman	2017	2021	2024
Christina Lema	I	40	Director	2020	2021	2024
Martin Taylor	II	51	Director	2017	2022
Charles Guan	II	34	Director	2017	2022
Dean Hager	II	54	Chief Executive Officer and Director	2015	2022
Betsy S. Atkins(1)	III	67	Director	2020	2023
Andre Durand	III	53	Director	2017	2023
Kevin Klausmeyer	III	62	Director	2019	2023

(1)
Ms. Atkins has informed the Board that she will be rotating off of the Board effective at or about the time of our Annual Meeting. Following Ms. Atkins’s departure from the Board, Ms. Atkins will remain available as an outsider advisor to the Company and the Board on an ongoing basis regarding diversity and inclusion, ESG, and strategic planning, among other matters.

We believe that in order for our Board to effectively guide us to long-term sustainable, dependable performance, it should be composed of individuals with sophistication and experience in the many disciplines that impact our business. In order to best serve our shareholders, we seek to have a Board, as a whole, that is competent in key corporate disciplines, including accounting and financial acumen, business judgment, crisis management, governance, leadership, people management, risk management, social responsibility and reputational issues, strategy and strategic planning. Additionally, we desire that the Board have specific knowledge related to our industry, such as expertise in software and technology. The Compensation and Nominating Committee believes that all directors must, at a minimum, meet the criteria set forth in the Board’s Code of Ethics and the Corporate Governance Guidelines, which specify, among other things, that the Compensation and Nominating Committee will consider criteria such as independence, diversity, age, skills, and experience in the context of the needs of the Board. In addressing issues of diversity in particular, the Compensation and Nominating Committee considers a nominee’s differences in gender, ethnicity, tenure, skills and qualifications. The Compensation and Nominating Committee believes that diversity of backgrounds and viewpoints is a key attribute for a director nominee. While we do not have a formal policy on diversity, when considering the selection of director nominees, the Compensation and Nominating Committee considers individuals with diverse backgrounds, viewpoints, accomplishments, cultural background and professional expertise, among other factors. Further, our Board is committed to actively seeking highly qualified women and individuals from underrepresented minority groups to include in the pool from which new candidates are selected. The Compensation and Nominating Committee also will consider a combination of factors for each director, including (a) the nominee’s ability to represent all shareholders without a conflict of interest, (b) the nominee’s ability to work in and promote a productive environment, (c) whether the nominee has sufficient time and willingness to fulfill the substantial duties and responsibilities of a director, (d) whether the nominee has demonstrated the high level of character, ethics and integrity expected by the Company, (e) whether the nominee possesses the broad professional and leadership experience and skills necessary to effectively respond to the complex issues encountered by a publicly-traded company, and (f) the nominee’s ability to apply sound and independent business judgment.
The Compensation and Nominating Committee has determined that all of our directors meet the criteria and qualifications set forth in the Code of Ethics for the Board of Directors, the Corporate Governance Guidelines and the criteria set forth above for director nominees. Moreover, each director possesses the following critical personal qualities and attributes that we believe are essential for the proper functioning of the Board to allow it to fulfill its duties for our shareholders: accountability, ethical leadership, governance, integrity, risk management, and sound business judgment. In addition, our directors have the confidence to assess and challenge the way things are done and recommend alternative solutions, a keen awareness of our business and social realities of the environment in which we operate, the independence and high performance standards necessary to fulfill the Board’s oversight function, and the humility, professional maturity, and style to interface openly and constructively with other directors. Finally, the director biographies below include a non-exclusive list of other key experiences and qualifications that further qualify the individual to serve on the Board. These collective qualities, skills, experiences and attributes are essential to our Board’s ability to exercise its oversight function for Jamf and its shareholders, and guide the long-term sustainable, dependable performance of Jamf.
Subject to any earlier resignation or removal in accordance with the terms of our Certificate, Bylaws and Director Nomination Agreement (as defined and discussed below) with our sponsor, Vista Equity Partners (“Vista”), our Class I directors will serve until this first annual meeting of shareholders, our Class II directors will serve until the second annual meeting of shareholders, and our Class III directors will serve until the third annual meeting of shareholders. In addition, our Certificate provides that our directors may be removed with or without cause by the affirmative vote of at least a majority of the voting power of our outstanding shares of stock entitled to vote thereon, voting together as a single class for so long as Vista holds in the aggregate (directly or indirectly) 40% or more of voting power of the then outstanding shares of our capital stock then entitled to vote generally in the election of directors (“Voting Stock”). If Vista no longer holds in the aggregate (directly or indirectly) 40% or more of our Voting Stock, then our directors may be removed only for cause upon the affirmative vote of at least 66 2∕3% of the voting power of our outstanding shares of stock entitled to vote thereon. In addition, our Bylaws provide Vista with the right to designate the Chair of the Board for so long as Vista beneficially owns at least 30% or more of the voting power of the Voting Stock.
Director Nomination Agreement
In connection with our initial public offering (our “IPO”), we entered into a director nomination agreement (as further amended and restated, the “Director Nomination Agreement”) with Vista that provides Vista the right to designate nominees for election to our Board for so long as Vista beneficially owns 5% or more of the total number of shares of our common stock that it owned immediately prior to the completion of our IPO. Vista may also assign its designation rights under the Director Nomination Agreement to an affiliate. The Director Nomination Agreement specifically provides Vista the right to designate: (i) all of the nominees for election to our Board for so long as Vista beneficially owns 40% or more of the total number of shares of our common stock beneficially owned by Vista immediately prior to the completion of our IPO, as adjusted for any reorganization, recapitalization, stock dividend, stock split, reverse stock split or similar changes in the Company’s capitalization (such amount of shares, as adjusted, the “Original Amount”); (ii) a number of directors (rounded up to the nearest whole number) equal to 40% of the total directors for so long as Vista beneficially owns at least 30% and less than 40% of the Original Amount; (iii) a number of directors (rounded up to the nearest whole number) equal to 30% of the total directors for so long as Vista beneficially owns at least 20% and less than 30% of the Original Amount; (iv) a number of directors (rounded up to the nearest whole number) equal to 20% of the total directors for so long as Vista beneficially owns at least 10% and less than 20% of the Original Amount; and (v) one director for so long as Vista beneficially owns at least 5% and less than 10% of the Original Amount. In each case, Vista’s nominees must comply with applicable law, stock exchange rules and our Corporate Governance Guidelines. In addition, Vista is entitled to designate the replacement for any of its Board designees whose service terminates prior to the end of the director’s term regardless of Vista’s beneficial ownership at such time. Vista also has the right to have its designees participate on committees of our Board proportionate to its stock ownership, subject to compliance with applicable law, stock exchange rules and our Corporate

Governance Guidelines. The Director Nomination Agreement also prohibits us from increasing or decreasing the size of our Board without the prior written consent of Vista. This agreement will terminate at such time as Vista owns less than 5% of the Original Amount.
Shareholder Recommendations for Director Nominees
The Compensation and Nominating Committee will consider shareholder nominations for membership on the Board. For the 2022 Annual Meeting, nominations may be submitted to Jamf Holding Corp., 100 Washington Ave S, Suite 1100, Minneapolis, MN 55401, Attn: Chief Legal Officer and Secretary, and such nominations will then be forwarded to the Chair of the Compensation and Nominating Committee. Recommendations must be in writing and we must receive the recommendation no later than the close of business on February 24, 2022 and not earlier than the close of business on January 25, 2022. Recommendations must also include certain other procedural requirements as specified in our Bylaws.
When filling a vacancy on the Board, the Compensation and Nominating Committee identifies the desired skills and experience of a new director and nominates individuals who it believes can strengthen the Board’s capabilities and further diversify the collective experience represented by the then-current directors. The Compensation and Nominating Committee may engage third parties to assist in the search and provide recommendations. Also, directors are generally asked to recommend candidates for the position. The candidates are then evaluated based on the process outlined in our Corporate Governance Guidelines and the Compensation and Nominating Committee charter, and the same process is used for all candidates, including candidates recommended by shareholders.
PROPOSAL 1 — ELECTION OF DIRECTORS
Our Board recommends that the nominees below be elected as members of the Board at the Annual Meeting.
Name	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated
David A. Breach	I	54	Director	2020	2021	2024
Michael Fosnaugh	I	42	Chairman	2017	2021	2024
Christina Lema	I	40	Director	2020	2021	2024
Each nominee was recommended for re-election by the Compensation and Nominating Committee for consideration by the Board and our shareholders. If, before the Annual Meeting, any nominee becomes unable to serve, or chooses not to serve, the Board may nominate a substitute. If that happens, the persons named as proxies on the proxy card will vote for the substitute. Alternatively, the Board may either let the vacancy stay unfilled until an appropriate candidate is identified or reduce the size of the Board to eliminate the unfilled seat.
The Board Recommends that you vote “FOR” each of the director nominees.
Director Nominees to Serve for a Three-Year Term Expiring at the 2024 Annual Meeting.
David Breach has served on our Board since July 2020. Mr. Breach is the Chief Operating Officer and Chief Legal Officer at Vista. Prior to joining Vista in 2014, Mr. Breach worked as a Senior Corporate Partner at Kirkland & Ellis LLP, where his practice focused on representation of private equity funds in all aspects of their business. Mr. Breach was a founding partner of Kirkland & Ellis’s San Francisco office, and received numerous professional accolades while at Kirkland & Ellis. Mr. Breach is also a Senior Managing Director of Vista and sits on Vista’s Private Equity Funds’ Investment Committees, Executive Committee, and Private Equity Management Committee. Mr. Breach also sits on the board of Ping Identity Holding Corp. and Datto Holding Corp., and Vista portfolio companies DealerSocket, Inc., EagleView, STATS, LLC (d/b/a STATS Perform), Solera Holdings Inc., and Mediaocean LLC. Mr. Breach received a bachelor of business administration in marketing from Eastern Michigan University and received a juris doctorate from the University of Michigan, magna cum laude, Order of the Coif. Mr. Breach is currently a member of the State Bars of California, Illinois and Michigan. Mr. Breach’s extensive experience in the areas of corporate strategy, private equity and firm governance, as well as his experience on the boards of other companies, make him a valuable member of our Board.
Michael Fosnaugh has served on our Board since 2017. Mr. Fosnaugh is a Senior Managing Director at Vista. Mr. Fosnaugh is Co-Head of Vista’s Flagship Fund and sits on the Flagship Fund’s Investment Committee. Additionally, Mr. Fosnaugh serves as a member of Vista’s Executive Committee, the firm’s governing and decision-making body for matters affecting its overall management and strategic direction, and Vista’s Private Equity Management Committee, the firm’s decision-making body for matters affecting Vista’s overall private equity platform. Mr. Fosnaugh currently serves on the board of Ping Identity Holding Corp. and several of Vista’s private portfolio companies, including Acquia Inc., Advicent Solutions Inc., Alegeus Technologies Holdings Corp., Applause App Quality Inc., CentralSquare, EAB Global Inc., Greenway Health LLC, Integral Ad Science Inc., Mediaocean LLC, Numerator, PlanSource Benefits Administration Inc., SmartBear and STATS LLC (d/b/a STATS Perform). Mr. Fosnaugh was actively involved in Vista’s investments in Forcepoint, MRI Software, SirsiDynix, Sunquest Information Systems, Websense and Zywave. Mr. Fosnaugh is Co-Head of the Chicago office. Prior to joining Vista in 2005, Mr. Fosnaugh worked in the Technology, Media & Telecommunications group at SG Cowen & Co., where he focused on the software, services and financial technology sectors. While at SG Cowen, Mr. Fosnaugh advised clients on buy-side and sell-side transactions, public and private equity financings and other strategic advisory initiatives. Mr. Fosnaugh received a bachelor’s degree in economics, cum laude, from Harvard College. Mr. Fosnaugh’s extensive experience in the areas of corporate strategy, technology, finance, marketing, business transactions and software investments, as well as his experience working with other technology and software companies, make him a valuable member of our Board.
Christina Lema has served on our Board since November 2020. Ms. Lema has served as Managing Director and General Counsel of Vista Equity Partners since February 2012. As General Counsel of Vista, she divides her time between corporate and transactional matters, fund formation, every day legal matters, and advising Vista’s portfolio companies, which range in size from around $20 million to over $10 billion in enterprise value. Ms. Lema currently serves on the board of Datto Holding Corp. and Greenway Health, LLC. Ms. Lema earned a bachelor’s degree in Economics and Spanish from the University of Pennsylvania and a J.D. from the Columbia University School of Law. Ms. Lema’s expertise in legal matters and experience working with similar companies make her a valuable member of our Board.
Departing Director
Betsy Atkins has served on our Board since July 2020. Ms. Atkins is the chief executive officer of Baja Corporation, an independent venture capital firm focused on technology, renewable energy and life sciences, a position she has held since 1994. Ms. Atkins also served as the chair and chief executive officer of Clear Standards until its acquisition by SAP. Ms. Atkins currently serves on the public company boards of SL Green Realty, a real estate investment trust, since April 2015 and Wynn Resorts, a hospitality company, since April 2018, as well as the private company Volvo Car AB and other private companies. Ms. Atkins previously served on the board of Cognizant Technology Solutions, an IT services company, from 2017 to 2018, Schneider Electric, an energy company, from 2011 to 2019, Covetrus, Inc. and its predecessor, Vets First Choice, a pharmaceutical company, from 2016 until 2019, and has extensive experience as a board member and compensation committee chair at other companies. Ms. Atkins also served as Lead Director of HD Supply Holdings, Inc., was formerly on the board of Polycom, Inc. and was formerly the governance chair at Darden Restaurants, Inc. Ms. Atkins received a bachelor’s degree in Liberal Arts from the University of Massachusetts. Ms. Atkins’ extensive experience as a board member and expertise in corporate governance, ESG, digital transformation and cyber make her a valuable member of our Board.
Continuing Directors
Andre Durand has served on our Board since 2017. Mr. Durand is currently the Chief Executive Officer and founder of Ping Identity Corporation, and has served in such position since 2001. Prior to founding Ping Identity Corporation, Mr. Durand founded Jabber, Inc., an instant messaging open source platform used by businesses globally, in 2000. Mr. Durand is a director of Ping Identity Holding Corp. Mr. Durand earned a bachelor’s degree in biology and economics from the University of California at Santa Barbara. Mr. Durand’s extensive knowledge of technology company business and strategy, as well as his experience in the technology industry and leadership role as the Chief Executive Officer of Ping Identity Corporation, make him a valuable member of our Board.
Dean Hager has been the Chief Executive Officer of Jamf since 2015. Mr. Hager has also been a member of the board of directors of the Company since 2017. Prior to his roles at Jamf, Mr. Hager was the Chief Executive Officer of Kroll Ontrack, a market leader in providing data recovery and e-discovery solutions from January 2012 until May 2014. Prior to this, Mr. Hager worked at Lawson Software, a publicly-traded software company which was acquired by Infor, where he held various executive roles, and he also worked at IBM. Mr. Hager holds a bachelor’s degree in computer science and mathematics from St. Cloud State University and a master’s degree in management from St. Mary’s University. Mr. Hager is a valuable member of our Board due to his experience as our Chief Executive Officer, his executive experience at other software companies and his experience as an executive at a publicly-traded company.
Charles Guan has served on our Board since 2017. Mr. Guan is a Vice President at Vista Equity Partners. Mr. Guan joined Vista Equity Partners in 2009. In these roles, Mr. Guan helps lead private equity investments and is responsible for driving strategic initiatives in the Office of the President. Mr. Guan currently serves on the board of STATS, LLC (d/b/a STATS Perform). Mr. Guan received a bachelor’s degree in biomechanical engineering from Stanford University. Mr. Guan’s experience with a variety of Vista’s private equity technology companies make him a valuable member of our Board.
Kevin Klausmeyer has served on our Board since 2019. Prior to this, Mr. Klausmeyer served on the Hortonworks board from August 2014 until it merged with Cloudera, Inc. in January 2019, where he is currently a member of the Board. Mr. Klausmeyer served on the board of directors of Callidus Software Inc., a provider of SaaS sales and marketing automation solutions, from April 2013 until its acquisition by SAP SE in April 2018. From April 2013 to October 2013, Mr. Klausmeyer served on the board of directors of Sourcefire, Inc., a provider of network security solutions (acquired by Cisco Systems, Inc.). From July 2003 to September 2012, Mr. Klausmeyer served on the board of directors of Quest Software, Inc., a software company that was acquired by Dell Inc. From July 2006 to February 2011, Mr. Klausmeyer served as the Chief Financial Officer of The Planet, Inc., a pioneer in the infrastructure-as-a-service market, which was acquired by SoftLayer Technologies, Inc. (a company later acquired by IBM). Mr. Klausmeyer holds a B.B.A. in accounting from the University of Texas. Mr. Klausmeyer’s experience on other public technology companies’ boards and his executive leadership roles at technology companies make him a valuable member of our Board.
Martin Taylor has served on our Board since 2017. Mr. Taylor is an Operating Managing Director at Vista Equity Partners. In his capacity as an Operating Managing Director he works with the leadership teams in the Vista portfolio creating value. Mr. Taylor serves on the board of Ping Identity Holding Corp. Mr. Taylor also currently serves on the board of multiple Vista portfolio companies. He also works on a variety of cross portfolio initiatives. Prior to joining Vista in 2006, Mr. Taylor spent over 13 years at Microsoft in various capacities, including roles managing corporate strategy, sales, product marketing and various segment focused teams in North America and Latin America. Mr. Taylor attended George Mason University. Mr. Taylor’s extensive experience in the areas of corporate strategy, technology, finance, marketing, business transactions and mergers and acquisitions as well as his experience serving on the boards of other technology and software companies, make him a valuable member of our Board.
Independence Status
The listing standards of the Nasdaq Global Select Market (“Nasdaq”) require that, subject to specified exceptions, such as those described below under the subsection entitled, “Controlled Company Status,” each member of a listed company’s Audit Committee, Compensation Committee and Nominating Committee be independent and that Audit Committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act.
Our Board has determined that Ms. Atkins and Messrs. Durand and Klausmeyer meet the requirements to be an independent director. In making this determination, our Board considered the relationships that each non-employee director has with the Company and all other facts and circumstances that our Board deemed relevant in determining his independence, including beneficial ownership of our common stock.

Controlled Company Status
Vista controls a majority of our outstanding common stock. As a result, we will remain a “controlled company”. Under Nasdaq rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain Nasdaq corporate governance requirements, requirements that, within one year of the date of the listing of our common stock:
1.
we have a board that is composed of a majority of “independent directors”, as defined under the rules of such exchange;

2.
we have a compensation committee that is composed entirely of independent directors; and

3.
we have a nominating and corporate governance committee that is composed entirely of independent directors.

We rely on this exemption. As a result, we may not have a majority of independent directors on our Board. In addition, our Compensation and Nominating Committee may not consist entirely of independent directors or be subject to annual performance evaluations. Accordingly, you may not have the same protections afforded to shareholders of companies that are subject to all of the Nasdaq corporate governance requirements.
Board Meetings and Committees
We closed our initial public offering in July 2020. For the year ended December 31, 2020, our Board held five regular meetings. Our Audit Committee and our Compensation and Nominating Committee were each formed in connection with our IPO and therefore only held three meetings and one meeting during 2020, respectively. Directors are expected to attend the annual meeting of shareholders and all or substantially all of the Board meetings and meetings of committees on which they serve. In 2020, each director attended at least 75% of the meetings of the Board during such director’s tenure and the total number of meetings held by any of the committees of the Board on which the director served.
Our Board has an Audit Committee and a Compensation and Nominating Committee. The composition, duties and responsibilities of these committees are as set forth below. In the future, our Board may establish other committees, as it deems appropriate, to assist it with its responsibilities.
Board Member	Audit Committee	Compensation and Nominating Committee
Betsy Atkins(1)		X (Chair)
David A. Breach		X
Andre Durand	X
Michael Fosnaugh		X
Charles Guan	X
Dean Hager
Kevin Klausmeyer	X (Chair)
Christina Lema
Martin Taylor		X

(1)
Ms. Atkins has informed the Board that she will be rotating off of the Board effective at or about the time of the Annual Meeting. We expect that we will appoint a replacement director for Ms. Atkins at or about the time the time of the Annual Meeting.

Audit Committee
The Audit Committee is responsible for, among other matters:
1)
appointing, approving the compensation of, and assessing the qualifications, performance and independence of our independent registered public accounting firm;

2)
pre-approving audit and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

3)
reviewing our policies on risk assessment and risk management;

4)
reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

5)
reviewing the adequacy of our internal control over financial reporting;

6)
establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;

7)
recommending, based upon the Audit Committee’s review and discussions with management and the independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 10-K;

8)
monitoring our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;

9)
preparing the Audit Committee report required by the rules of the SEC to be included in our annual proxy statement;

10)
reviewing all related party transactions for potential conflict of interest situations and approving all such transactions; and

11)
reviewing and discussing with management and our independent registered public accounting firm our earnings releases and scripts.

Our Board has affirmatively determined that Messrs. Klausmeyer and Durand meet the definition of “independent director” for purposes of serving on an Audit Committee under Rule 10A-3 of the Exchange Act and the applicable Nasdaq listing standards In addition, our Board has determined that Mr. Klausmeyer qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K. The written charter for our Audit Committee is available at our corporate website at ir.jamf.com/investor-relations. Our website is not part of this notice.
Compensation and Nominating Committee
The Compensation and Nominating Committee is responsible for, among other matters:
1)
annually reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer;

2)
evaluating the performance of our chief executive officer in light of such corporate goals and objectives and determining and approving the compensation of our chief executive officer;

3)
reviewing and approving the compensation of our other executive officers;

4)
appointing, compensating and overseeing the work of any compensation consultant, legal counsel or other advisor retained by the compensation committee;

5)
conducting the independence assessment outlined in Nasdaq rules with respect to any compensation consultant, legal counsel or other advisor retained by the compensation committee;

6)
annually reviewing and reassessing the adequacy of the committee charter in its compliance with the listing requirements of the Nasdaq;

7)
reviewing and establishing our overall management compensation, philosophy and policy;

8)
overseeing and administering our compensation and similar plans;

9)
reviewing and making recommendations to our Board with respect to director compensation;

10)
reviewing and discussing with management the compensation discussion and analysis to be included in our annual proxy statement or Annual Report on Form 10-K;

11)
developing and recommending to our Board criteria for board and committee membership;

12)
subject to the rights of Vista under the Director Nomination Agreement, identifying and recommending to our Board the persons to be nominated for election as directors and to each of our Board’s committees;

13)
developing and recommending to our Board best practices and corporate governance principles;

14)
developing and recommending to our Board a set of corporate governance guidelines; and

15)
reviewing and recommending to our Board the functions, duties and compositions of the committees of our Board.

The Board has adopted a written charter for the Compensation and Nominating Committee, which is available on our corporate website at ir.jamf.com/investor-relations. Our website is not part of this notice.
Board Leadership Structure
The following section describes our Board leadership structure, the reasons why the structure is in place at this time, the roles of various positions, and related key governance practices. The mix of experienced independent, Vista-affiliated and management directors that make up our Board, along with the role of our Chair and our Board committee composition, benefits Jamf and its shareholders.
Independence; Board Mix
Our Board has an effective mix of independent and management directors. Our Board includes three independent directors, our Chief Executive Officer, Dean Hager, and five representatives from our majority shareholder, Vista, including our current Chairman Mr. Fosnaugh. Ms. Atkins has informed the Board that she will be rotating off of the Board effective at or about the time of the Annual Meeting. We expect that we will appoint a replacement director for Ms. Atkins at or about the time the time of the Annual Meeting.
Chairman
Our Bylaws provide that Vista has the right to designate the Chair of the Board for so long as Vista beneficially owns at least 30% or more of our Voting Stock. Mr. Fosnaugh has been our Chairman since November 2020. Mr. Fosnaugh has extensive knowledge and experience in a variety of relevant areas acquired through his professional and other experiences, including technology, finance, marketing, business transactions and mergers and acquisitions. This knowledge and experience gives Mr. Fosnaugh the insight necessary to navigate the responsibilities of strategic development and execution.
Hedging Transactions
Pursuant to our Insider Trading Policy, we prohibit our employees, directors and officers from engaging in hedging transactions, including hedging or monetization transaction mechanisms including such as the use of financial instruments including, for example, prepaid variable forwards, equity swaps, collars and exchange funds. Additionally, directors, officers and other employees are prohibited from holding our securities in a margin account or otherwise pledging our securities as collateral for a loan.
Risk Oversight
Our Board oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, to improve long-term organizational performance, and to enhance shareholder value. A fundamental part of risk management is not only understanding the most significant risks a company faces and what steps management is taking to manage those risks but also understanding what level of risk is appropriate for a given company. The involvement of our full Board in reviewing our business is an integral aspect of its assessment of the Company’s risk profile and also its determination of what constitutes an appropriate level of risk.
While our full Board has overall responsibility for risk oversight, it has delegated primary oversight of certain risks to its committees. Our Audit Committee monitors our major financial and security risk exposures, and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. In particular, our Audit Committee is committed to the prevention, timely detection, and mitigation of the effects of cybersecurity threats or incidents to Jamf. Our Audit Committee also monitors compliance with legal and regulatory requirements and management provides our Audit Committee periodic reports on our compliance programs. Our Compensation and Nominating Committee oversees the design and implementation of our compensation policies and programs and monitors the incentives created by these policies and programs. In addition, our Compensation and Nominating Committee oversees our major corporate governance risks, including through monitoring the effectiveness of the Company’s ESG efforts. We are committed to ensuring our Board and its committees are consistently updated on threats to our business and receive consistent updates on risk mitigation processes.
In connection with its reviews of the operations of our business, our full Board addresses the primary risks associated with our business, such as strategic planning. Our Board appreciates the evolving nature of our business and industry and is actively involved with monitoring new threats and risks as they emerge. Further, our Board has been closely monitoring the rapidly evolving COVID-19 pandemic, its potential effects on our business, and risk mitigation strategies.
At periodic meetings of our Board and its committees, management reports to and seeks guidance from our Board and its committees with respect to the most significant risks that could affect our business, such as legal risks, information security and privacy risks, and financial, tax and audit related risks.
Code of Ethics
We have adopted a code of ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. Our code of ethics is available on our website at ir.jamf.com/investor-relations. We intend to disclose any amendments to the code, or any waivers of its requirements, on our website.
Compensation Committee Interlocks and Insider Participation
No interlocking relationships exist between the members of our Board and the board or compensation committee of any other company.
Communications by Shareholders and Other Interested Parties with the Board
Shareholders and other interested parties may contact an individual director, the Board as a group, or a specified Board committee or group, including the non-management or non-Vista directors as a group, by sending regular mail to:
Jamf Holding Corp.
100 Washington Ave S, Suite 1100
Minneapolis, MN 55401
ATTN: Board of Directors
c/o Chief Legal Officer and Secretary
Each communication should specify which director or directors the communication is addressed to, as well as the general topic of the communication. Jamf will receive the communications and process them before forwarding them to the addressee. Jamf may also refer communications to other departments within Jamf. Jamf generally will not forward to the directors a communication that is primarily commercial in nature, relates to an improper or irrelevant topic, or requests general information regarding Jamf.

Corporate Responsibility
We recognize the importance of a thoughtful approach to corporate citizenship and sustainability, as we believe operating our business in line with these principles drives long-term value for our stakeholders. We continue to develop our strategies and shape our programs around corporate responsibility. We have a number of programs in place, which we remain committed to maintaining and improving, including programs in the following areas:
Trust Center
Trust, the cornerstone of our relationships, is built with transparency and openness about our security practices and how we handle and safeguard data. With a “say as we do, do as we say” philosophy, we strive to ensure all stakeholders are confident in our words and encouraged by our actions. Our goal is to create an exceptional user experience while delivering the level of privacy and security necessary to meet your needs and to earn and keep your trust.
Jamf’s enterprise risk management program helps us make better decisions and protect the things that matter to us and every stakeholder. This program includes evaluating our supply chain ensure there is no slavery or human trafficking in any part of our business or our supply chains. Learn more about our approach to security, compliance and privacy at https://www.jamf.com/trust-center/. Our website is not part of this notice.
Sustainability
We want to deliver value to our customers, communities and shareholders for the long term. Therefore, we must do our part in protecting our planet. Our vision is to one day become carbon positive in our company operations. Prior to that, we are focused on quantifying our carbon footprint, raising awareness and knowledge, and giving back to our global and local communities. Our values of selflessness and relentless self-improvement fuel our desire to thrive sustainably.
What we have done:
•
Established a Sustainability Leadership Council that meets on a regular basis to discuss priorities and progress initiatives;

•
Partnered with cloud providers that hold high sustainability standards;

•
Subsidized public transportation programs and provide bicycle storage for employees;

•
Installed solar offset on one of our major office buildings;

•
Provided compost waste services in our offices;

•
Implemented environmental reporting software to track energy and transport use;

•
Introduced intelligent lighting systems that conserve energy and usage; and

•
Provided green initiatives in our paid volunteer and philanthropic efforts.

Social Responsibility and Community Giving
We are committed to driving social good through corporate citizenship not only in the communities where we operate, but around the globe, with a focus on technology equity. Examples of these efforts include:
•
Jamf Nation Global Foundation (“JNGF”). A 501c3 non-profit organization established in 2013 out of a desire to provide Jamf employees with additional opportunities to participate in their communities and organizations of choice through volunteering and financial contributions. Since inception, Jamf and Jamf employees have donated over $2.2 million and over 27,000 volunteer hours to organizations globally through JNGF.

•
Good Neighbor Fund. Jamf allocates funding to each of its offices to be a good neighbor to our communities through donations to organizations in need. Funds are allocated when we discover a need in the community that we believe should be addressed at the company-level, rather than by a single employee.

•
Jamf Heroes. Customer advocacy program established in 2018 dedicated to helping our most passionate customers achieve success through education and community. Jamf Heroes volunteer their time to help each other but also donate program rewards to charities.

•
Jamf MATTER Innovation Hubs. A 21st century classroom program launched in Haiti in 2017 to deliver the best learning opportunities to students around the globe regardless of conditions. Innovation Hubs are built as full-solution learning environments to deliver technology enabled active learning. Jamf currently supports six Innovation Hubs with plans for additional hubs both inside and outside the U.S.

•
UWEC’s BluGold Beginnings Code Camp. A program through the University of Wisconsin — Eau Claire (“UWEC”) that offers precollege camps to promote a college-going culture among area youth, especially those who are underrepresented, low-income or first-generation college prospects. For six years and running, Jamf has partnered with UWEC to provide coding curriculum that helps students to learn how websites, games, and applications are built.

•
Apple Community Education Initiatives. We’ve been involved in helping Apple with their own community education initiatives for many years, including the following programs:

•
ConnectED. Launched in 2014 as part of a commitment to President Obama’s ConnectED initiative, Apple pledged $100 million in iPads, MacBooks, and other products along with content and professional development tools to enrich learning in underserved schools across the county. Jamf has been involved since inception, directly helping support 112 of the 114 schools involved in this initiative.

•
Apple Consultant Network (“ACN”) Training Academies. The Apple Consultants Network Program is designed for companies which focus on delivering technical consulting, implementation, integration and ongoing support services to small and medium businesses. Jamf has provided the MDM Overview within ACN workshops and provided Jamf 100 exam codes for facilitators.

Human Capital Management
Jamf is a culmination of passionate, committed and bright people who shape our culture and live our core values of Selflessness and Relentless Self-Improvement. We do not say we are the best, but we strive to be the best — for our customers, our employees and our communities. Our leaders encourage autonomy, exploration and innovation with spirit and enthusiasm. Through transparency, openness and humility, we embrace the opportunity to challenge ourselves. We are a group of curious self-starters who thrive on taking initiative and are excited by global impact. Our employees enjoy the freedom to be themselves and work how they work best. As of December 31, 2020, our voluntary retention rate for employees was 96%. Additionally, in our annual employee engagement survey conducted in September, 96% of over 1,200 employees responding agreed that they would recommend Jamf as a great place to work. Furthermore, in December 2020, Jamf was certified by Great Place to Work®, a global leader in workplace culture, as a “Great Place to Work®,” with 96% of employees saying Jamf is a great place to work.
We can only be our best selves when given the freedom to be ourselves. To that end, we believe it is important that we create a safe space where everyone is able to express their unique needs to propel Jamf to be a global leader of equality and fairness in the workplace. Our employee-led Inclusion & Diversity Global Steering Committee’s goal is to help others feel empowered for safe and authentic expression, to lead the projects, events and groups that they are passionate about, and take action on issues related to inclusion and diversity at Jamf. Our Employee Resource Groups, Womxn@Jamf, Accessibility@Jamf, The Shades of Jamf and PROUD@Jamf, provide a safe space for empowerment and cultural education. As of and for the year ended December 31, 2020, based on employees who chose to identify their gender, approximately 31.4% of our workforce and 41.9% of new hires were women.
As of December 31, 2020, we had 1,496 employees, of which 1,091 were employed in the United States and 405 were employed outside of the United States. We have high employee engagement and consider our current relationship with our employees to be good. In certain countries in which we operate we are subject to, and comply with, local labor law requirements, which automatically make our employees subject to industry-wide collective bargaining agreements. We have not experienced any work stoppages.

In response to the COVID-19 pandemic, we have implemented a number of measures designed to protect the health and safety of our workforce. We instituted a global work-from-home policy and invested in a new home office setup for all our employees. Since the beginning of the pandemic, we have onboarded the majority of our new employees remotely. Other measures include restrictions on business travel, the implementation of strategies for workplace safety at our facilities that remain open, new operating guidelines for our offices based on local conditions, and additional wellness benefits for employees.

EXECUTIVE OFFICERS
Below is a list of the names, ages, positions, and a brief account of the business experience of the individuals who serve as executive officers of Jamf as of March 29, 2021:
Name	Age	Position
Dean Hager	54	Chief Executive Officer
Sam Johnson	39	Chief Customer Officer
Jeff Lendino	50	Chief Legal Officer
Jill Putman	53	Chief Financial Officer
John Strosahl	54	Chief Operating Officer
Jason Wudi	42	Chief Technology Officer
Dean Hager is the Chief Executive Officer and a member of our Board. His biography can be found above under “Board of Directors and Corporate Governance — Continuing Directors.”
Sam Johnson has served as the Chief Customer Officer at Jamf since May 2017, and previously served at Jamf as a Vice President of Customer Service from December 2014 until May 2017, a Director of Customer Service from October 2011 until December 2014 and a support manager from February 2008 until October 2011. Prior to joining Jamf, Mr. Johnson held various roles as a systems and networking engineer. Mr. Johnson holds a bachelor’s degree in Management Information Systems from the University of Wisconsin-Eau Claire.
Jeff Lendino has served as the Chief Legal Officer at Jamf since October 2020, and previously served at Jamf as the General Counsel from June 2018 until October 2020. Prior to this, Mr. Lendino was the General Counsel at Vireo Health, Inc. from July 2017 until May 2018. Prior to this, Mr. Lendino held various legal roles from August 1999 until June 2017, including General Counsel, at Kroll Ontrack, a pioneer in the data recovery and e-discovery industries. Mr. Lendino holds a bachelor’s degree in Spanish from St. John’s University (Minnesota) and a juris doctorate from William Mitchell College of Law.
Jill Putman has been the Chief Financial Officer at Jamf since June 2014. Prior to her role at Jamf, Ms. Putman was the Chief Financial Officer at Kroll Ontrack from July 2011 until May 2014. From 1997 to 2009, Ms. Putman held several roles, including VP of Finance, at Secure Computing, which was acquired by McAfee in 2008. Ms. Putman began her career with KPMG, serving in its audit practice. Ms. Putman has served as a director of Queen’s Gambit Growth Capital since January 2021 and as a director of Integral Ad Science since January 2021. Ms. Putman holds a bachelor’s degree in Accounting and Psychology from Luther College, an MBA from the University of St. Thomas, and is a CPA, inactive.
John Strosahl has served as the Chief Operating Officer since January 2020, and previously served at Jamf as the Chief Revenue Officer from October 2015 until January 2020. Prior to joining Jamf, Mr. Strosahl was a Vice President at eBay from November 2013 until October 2015. Prior to this, Mr. Strosahl held various executive roles at Digital River, Inc., a global e-commerce company. Mr. Strosahl holds a bachelor’s degree from Illinois Wesleyan University and a master’s degree from the University of Illinois at Chicago.
Jason Wudi has served as the Chief Technology Officer at Jamf since January 2020, and previously served as the Chief Strategist at Jamf from June 2017 until January 2020, the Chief Technology Officer from October 2013 until June 2017, the Chief Cultural Officer from October 2011 until October 2013 and the Director of Services and Support from July 2006 until January 2012. Prior to his roles at Jamf, Mr. Wudi worked in the information system services department at the University of Wisconsin-Eau Claire. Mr. Wudi holds a bachelor’s degree in Information Systems from the University of Wisconsin-Eau Claire.

EXECUTIVE AND DIRECTOR COMPENSATION
The following section provides compensation information pursuant to the scaled disclosure rules applicable to “emerging growth companies” under the rules of the SEC and may contain statements regarding future individual and company performance targets and goals. These targets and goals should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.
Named Executive Officers
Our Chief Executive Officer and our two other most highly compensated officers for the year ended December 31, 2020, who we refer to as our “Named Executive Officers,” are
Named Executive Officer	Position
Dean Hager	Chief Executive Officer
Jill Putman	Chief Financial Officer
John Strosahl	Chief Operating Officer
Executive Compensation
Summary Compensation Table
The following table presents summary information regarding the total compensation awarded to, earned by, and paid to our Named Executive Officers for the past two fiscal years.
Name and principal position	Year	Salary	Bonus(1)	Nonequity incentive plan compensation(2)	Total
Dean Hager, Chief Executive Officer(3)	2020	$360,578	—	$395,963	$756,541
	2019	$300,001	$11,500	$382,124	$693,675
Jill Putman, Chief Financial Officer	2020	$323,939	—	$247,168	$571,107
	2019	$313,899	$12,300	$210,676	$536,875
John Strosahl, Chief Operating Officer(4)	2020	$267,213	—	$322,107	$589,320
	2019	$253,165	$9,387	$263,138	$526,140

(1)
Amounts represent discretionary one-time bonus amounts earned by each of our Named Executive Officers in respect of certain performance and Company operational objectives.

(2)
Represents the actual amounts earned by each of our Named Executive Officers under the performance-based cash incentive plan described below under “— Non-Equity Incentive Compensation.”

(3)
Mr. Hager serves on the Board, but is not paid additional compensation for such service.

(4)
Mr. Strosahl served as our Chief Revenue Officer until January 2020, at which time he was appointed to his current position of Chief Operating Officer.

Outstanding Equity Awards at 2020 Fiscal Year End
	Option Awards (1)								Stock Awards
Name	Grant Date	Number of securities underlying unexercised options (#) exercisable(2)(3)	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)(3)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Dean Hager	11/21/2017	1,237,500.00	412,500.00	825,000.00	5.49	11/21/2027
	12/10/2019	—	—	284,625.00	8.70	12/10/2029
Jill Putman	11/21/2017	275,000.00	91,667.00	183,334.00	5.49	11/21/2027
	10/10/2019	—	—	63,250.00	8.21	10/10/2029
John Strosahl	11/21/2017	121,000.00	60,500.00	121,000.00	5.49	11/21/2027
	10/10/2019	—	—	123,750.00	8.21	10/10/2029

(1)
Each stock option was granted pursuant to our 2017 Stock Option Plan (the “2017 Plan”).

(2)
The shares underlying the service options are scheduled to vest over a 4-year period as follows: 25% of the shares vest upon completion of one year of service measured from November 13, 2017, and the balance vests in 12 successive equal quarterly installments, subject to continuous service. The shares underlying the service options will fully vest and will be fully exercised through a cashless net exercise automatically upon a change of control of the Company. In addition, the service options will vest and become exercisable when Vista’s realized cash return on its investment in the Company equals or exceeds $1.515 billion upon certain change of control events.

(3)
The shares underlying the return options will vest and become exercisable when Vista’s realized cash return on its investment in the Company equals or exceeds $1.515 billion upon certain change of control events.

Emerging Growth Company Status
We are providing compensation information pursuant to the scaled disclosure rules applicable to “emerging growth companies” under the rules of the SEC. As an emerging growth company, we are exempt from certain requirements related to executive compensation, including the requirements to hold a nonbinding advisory vote on executive compensation and to provide information relating to the ratio of total compensation of our Chief Executive Officer to the median of the annual total compensation of all of our employees, each as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act.
Employment, Severance and Change in Control Arrangements
Letter Agreements
We have letter agreements with each of our Named Executive Officers that provide for at-will employment and set forth each executive’s annual base salary, maximum bonus opportunity and eligibility to participate in our benefit plans generally; provided that each executive’s annual base salary, bonus opportunities, and other compensation are subject to further adjustment on an annual basis. Each Named

Executive Officer is subject to our standard confidentiality, invention assignment, non-solicit, non-compete and arbitration agreement.
Mr. Hager’s annual base salary for the year ended December 31, 2020 was $375,000, his target performance-based cash incentive annual bonus is equal to $243,750 and he is eligible for an additional performance-based bonus of up to $131,250. Ms. Putman’s annual base salary for the year ended December 31, 2020 was $325,000 and her performance-based cash incentive annual bonus is equal to 75% of her base salary. Mr. Strosahl’s annual base salary for the year ended December 31, 2020 was $270,000 and his performance-based cash incentive annual bonus is equal to 100% of his base salary, plus an additional $20,000 tied to a specific annual contract value metric. The performance-based cash incentive bonus for each of our Named Executive Officers provides incentive payments correlated to individual management by objectives and the attainment of pre-established objective financial goals.
Our Named Executive Officers’ letter agreements provide that upon a termination by us for any reason other than for “cause” or upon a resignation by such officer for “good reason,” each as defined therein, subject to the execution and delivery of a fully effective release of claims in favor of the Company, Mr. Hager, Mr. Strosahl and Ms. Putman will receive lump sum cash payments equal to 12 months, six months and six months of base salary, respectively.
Non-Equity Incentive Compensation
For 2020, our Named Executive Officers were eligible to receive an annual performance-based cash incentive award. Performance was assessed against goals and targets that were established for the fiscal year by our Board in the third quarter of 2020. Each performance goal was assigned a “target” level of performance. The performance goals used to determine cash incentive awards for 2020 were based on our annual recurring revenue as of December 31, 2020 and total revenue for the year ended December 31, 2020, attainment of sales objectives and individual management objectives.
Equity Incentives — 2017 Stock Option Plan
The 2017 Plan was originally adopted by our Board and approved by our shareholders in connection with Vista’s acquisition of Jamf. Under the 2017 Plan, we have reserved for issuance an aggregate of 8,470,000 shares of our common stock. The number of shares of common stock reserved for issuance is subject to automatic adjustment in the event of a stock split, stock dividend or other change in our capitalization.
The 2017 Plan permits the granting of (i) options to purchase common stock intended to qualify as incentive stock options under Section 422 of the U.S. Internal Revenue Code of 1986, as amended (“the Code”), and (ii) options that do not so qualify. The option exercise price of each option is determined by the administrator but may not be less than 100% of the fair market value of our common stock on the date of grant. The term of each option will be fixed by the administrator and may not exceed 10 years from the date of grant.
Our Board is the administrator of the 2017 Plan. The administrator has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, and to determine the specific terms and conditions of each award. The administrator is authorized to exercise its discretion to reduce the exercise price of outstanding stock options or effect the repricing of such awards through cancellation and re-grants without shareholder approval. Persons eligible to participate in the plan are those officers, employees, directors, consultants and other advisors (including prospective employees, but conditioned upon their employment) of the Company and its subsidiaries as selected from time to time by the administrator in its discretion.
Our Board has determined not to make any further awards under the 2017 Plan following the completion of our IPO.
Equity and Cash Incentives — 2020 Omnibus Incentive Plan
Our 2020 Omnibus Incentive Plan (the “2020 Plan”) was adopted by our Board and approved by our shareholders in connection with our IPO. Under the 2020 Plan, employees, consultants and directors of our company and our affiliates performing services for us, including our executive officers, are eligible to receive awards. The 2020 Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, bonus stock, dividend equivalents, other stock-based awards, substitute awards, annual incentive awards and performance awards intended to align the interests of participants with those of our shareholders. We initially reserved 14,800,000 shares of our common stock for issuance under the 2020 Plan. The total number of shares reserved for issuance under the 2020 Plan increases on January 1 of each of the first 10 calendar years during the term of the 2020 Plan by the lesser of: (i) a number of shares of our common stock equal to 4% of the total number of shares of our common stock outstanding on December 31 of the preceding calendar year or (ii) such number of shares of our common stock determined by our Board.
The 2020 Plan is administered by our Compensation and Nominating Committee. The Compensation and Nominating Committee has the authority to construe and interpret the 2020 Plan, grant awards and make all other determinations necessary or advisable for the administration of the plan. Awards under the 2020 Plan may be made subject to “performance conditions” and other terms.
Securities Authorized for Issuance under Equity Incentive Plans
The following table provides information as of December 31, 2020, regarding shares of our common stock that may be issued under our equity compensation plans, consisting of the 2017 Plan and the 2020 Plan.
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights(3)	Number of remaining available securities for future issuance under equity compensation plans
Equity compensation plans approved by shareholders(1)	8,527,597(2)	$6.21	13,635,821(4)
Equity compensation plans not approved by shareholders	N/A	N/A	N/A

(1)
As December 31, 2020, 8,470,000 shares had been reserved for issuance under our 2017 Plan and 14,800,000 shares had been reserved for issuance under our 2020 Plan, subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization. The number of shares reserved for issuance under our 2020 Plan automatically increases each January 1, by 4% of the outstanding number of shares of our common stock on the immediately preceding December 31 or such lesser number of shares as determined by our Board. The shares of common stock underlying any awards that are forfeited, cancelled, held back upon exercise or settlement of an award to satisfy the exercise price or tax withholding, reacquired by us prior to vesting, satisfied without the issuance of stock, expire or are otherwise terminated, other than by exercise, under the 2017 Plan and 2020 Plan will be added back to the shares of common stock available for issuance under such plans.

(2)
Includes 3,687,664 shares issuable upon the exercise of outstanding return target options, 3,546,826 shares issuable upon the exercise of outstanding service options and 1,293,107 shares issuable upon the vesting of outstanding restricted stock units (“RSUs”).

(3)
As RSUs do not have any exercise price, such units are not included in the weighted average exercise price calculation.

(4)
As of December 31, 2020, there are 128,928 shares available for grant under our 2017 Plan and 13,506,893 shares available for grant under our 2020 Plan. We no longer make grants under the 2017 Plan.

401(k) Plan
We maintain a retirement plan that is intended to be tax-qualified that provides all regular employees (including our Named Executive Officers) with an opportunity to save for retirement on a tax-advantaged basis. Under our 401(k) plan, participants may elect to defer a portion of their compensation on a pre-tax basis and have it contributed to the plan subject to applicable annual limits under the Code. Pre-tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. Employee elective deferrals are 100% vested at all times.

Non-Employee Director Compensation
The following table presents the total compensation for each person who served as a non-employee member of our Board during 2020. Other than as set forth in the table and described more fully below, we did not pay any compensation, reimburse any expense of, make any equity awards or non-equity awards to, or pay any other compensation to, any of the other non-employee members of our Board or representatives of Vista in 2020. Mr. Hager, our Chief Executive Officer, and representatives of Vista receive no compensation for service as directors and, consequently, are not included in this table. The compensation received by Mr. Hager as an employee of the Company is presented in “— Summary Compensation Table.”
Name	Fees earned or paid in cash ($)	Stock awards ($)(1)	Total ($)
Betsy Atkins	60,000	150,020	210,020
Andre Durand	100,000	—	100,000
Kevin Klausmeyer	110,000	81,249	191,249

(1)
Amounts represent the grant date fair value of restricted stock units granted to the directors as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification 718. The assumptions used in calculating the grant-date fair value of the stock options are set forth in Notes 2 and 10 to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020. The amounts reported in this column reflect the accounting cost for these restricted stock units and do not correspond to the actual economic value that may be received by the directors for these restricted stock units.

Non-Employee Director Compensation Structure
Following the completion of our initial public offering, we compensated our non-employee and non-Vista directors according to the following structure:
Description	Annual Amount
Cash Compensation	$100,000
Additional cash compensation for chair of committee	$20,000
Equity Compensation	$150,000 (restricted stock units)
All non-employee directors are also reimbursed for their reasonable expenses to attend meetings of our Board and related committees and otherwise attend to our business.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Policies for Approval of Related Party Transactions
We have adopted a written policy with respect to the review, approval and ratification of related party transactions. Under the policy, our Audit Committee is responsible for reviewing and approving related party transactions. In the course of its review and approval of related party transactions, our Audit Committee will consider the relevant facts and circumstances to decide whether to approve such transactions. In particular, our policy requires our Audit Committee to consider, among other factors it deems appropriate:
•
the related person’s relationship to us and interest in the transaction;

•
the material facts of the proposed transaction, including the proposed aggregate value of the transaction;

•
the impact on a director’s independence in the event the related person is a director or an immediate family member of the director;

•
the benefits to us of the proposed transaction;

•
if applicable, the availability of other sources of comparable products or services; and

•
an assessment of whether the proposed transaction is on terms that are comparable to the terms available to an unrelated third party or to employees generally.

The Audit Committee may only approve those transactions that are in, or are not inconsistent with, our best interests and those of our shareholders, as the Audit Committee determines in good faith.
In addition, under our Code of Ethics our employees and directors will have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest.
Related Party Transactions
Other than compensation arrangements for our directors and named executive officers, which are described in the section entitled “Executive Compensation”, below we describe transactions during the fiscal year ended December 31, 2020 to which we were a participant or will be a participant, in which:
•
the amounts involved exceeded or will exceed $120,000; and

•
any of our directors, executive officers, or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.

Director Nomination Agreement
For more information on the Director Nomination Agreement that we are party to with Vista, see “Board of Directors and Corporate Governance-Director Nomination Agreement.”
David Breach, Michael Fosnaugh, Charles Guan, Christina Lema and Martin Taylor, five of our current directors, are employed as a Senior Managing Director and the Chief Legal Officer and Chief Operating Officer; Senior Managing Director; Vice President; Managing Director and General Counsel; and Operating Managing Director, respectively, of Vista.
Registration Rights Agreement
We are party to a registration rights agreement with Vista. Vista is entitled to request that we register Vista’s shares on a long-form or short-form registration statement on one or more occasions in the future, which registrations may be “shelf registrations.” Vista is also entitled to participate in certain of our registered offerings, subject to the restrictions in the registration rights agreement. We will pay Vista’s expenses in connection with Vista’s exercise of these rights. The registration rights described in this paragraph apply to (i) shares of our common stock held by Vista and its affiliates and (ii) any of our capital stock (or that of our subsidiaries) issued or issuable with respect to the common stock described in clause (i) with respect to any dividend, distribution, recapitalization, reorganization, or certain other corporate transactions (“Registrable Securities”). These registration rights are also for the benefit of any subsequent holder of Registrable Securities; provided that any particular securities will cease to be Registrable Securities when they have been sold in a registered public offering, sold in compliance with Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”), or repurchased by us or our subsidiaries. In addition, with the consent of the Company and holders of a majority of Registrable Securities, any Registrable Securities held by a person other than Vista and its affiliates will cease to be Registrable Securities if they can be sold without limitation under Rule 144 of the Securities Act.
Indemnification of Officers and Directors
We are party to indemnification agreements with each of our executive officers and directors. The indemnification agreements provide the executive officers and directors with contractual rights to indemnification, expense advancement and reimbursement, to the fullest extent permitted under the General Corporation Law of the State of Delaware (the “DGCL”). Additionally, we may enter into indemnification agreements with any new directors or officers that may be broader in scope than the specific indemnification provisions contained in Delaware law.
Relationship with VCG
Following Vista’s acquisition of Jamf Holding Corp., we have utilized Vista Consulting Group, LLC (“VCG”), the operating and consulting arm of Vista, for consulting services, and have also reimbursed VCG for expenses related to participation by JAMF Holdings, Inc. employees in VCG sponsored events and also paid to VCG related fees and expenses. We paid VCG $0.2 million for the year ended December 31, 2020. Following our IPO, we may continue to engage VCG from time to time, subject to compliance with our related party transactions policy.
Arrangements with Companies Controlled by Vista
We purchased over $120,000 of services annually from certain companies controlled by Vista. We paid such companies approximately $0.5 million in the aggregate during the year ended December 31, 2020. We believe all of these arrangements are on comparable terms that are provided to unrelated third parties.
We received payments over $120,000 annually from certain companies controlled by Vista of $0.2 million in the aggregate during the year ended December 31, 2020. We believe all of these arrangements are on comparable terms that are provided to unrelated third parties.
Prior Term Loan Facility
From time to time, Vista may acquire loans incurred by us either from us, in open market transactions or through loan syndications. In connection with our entry into our then existing term loan facility (the “Prior Term Loan Facility”), affiliates of Vista collectively acquired $45.0 million of term loans under our Prior Term Loan Facility. During the year ended December 31, 2020, the largest principal amount of debt under the Prior Term Loan Facility held by affiliates of Vista was $34.9 million. In conjunction with the repayment of debt using proceeds from our IPO, Vista received proceeds of $34.9 million. During the year ended December 31, 2020, affiliates of Vista were paid $2.1 million in interest on the portion of the Prior Term Loan Facility held by them.
Lease Arrangements
The Company has an ongoing lease agreement for office space in Eau Claire, WI with an entity in which Mr. Wudi, our Chief Technology Officer, is a minority owner. The lease terms are considered to be consistent with market rates. The Company paid $1.1 million to the entity for year ended December 31, 2020.
Private Placement
Concurrently with the Company’s IPO, the Company issued and sold 85,880 shares of common stock in a private placement to certain of its named executive officers, certain of its other employees and its independent directors at the IPO price for aggregate consideration of approximately $2.2 million.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information about the beneficial ownership of our common stock as of March 29, 2021 for:
•
each person or group known to us who beneficially owns more than 5% of our common stock;

•
each of our directors;

•
each of our Named Executive Officers; and

•
all of our directors and executive officers as a group.

Each shareholder’s percentage ownership before the offering is based on 117,690,435 shares of common stock outstanding as of March 29, 2021. Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. Common stock subject to options or RSUs that are currently exercisable or exercisable or will vest within 60 days of March 29, 2021 are deemed to be outstanding and beneficially owned by the person holding the options or RSUs. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each shareholder identified in the table possesses sole voting and investment power over all common stock shown as beneficially owned by the shareholder.
Unless otherwise noted below, the address of each beneficial owner listed on the table is c/o Jamf Holding Corp., 100 Washington Ave S., Suite 1100, Minneapolis, MN 55401. Beneficial ownership representing less than 1% is denoted with an asterisk (*).
Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Outstanding
Vista Funds	72,845,508(1)	61.9%
Named Executive Officers and Directors
Dean Hager	1,234,478(2)	1.0%
Jill Putman	336,693(3)	*
John Strosahl	224,104(4)	*
Betsy Atkins	1,923	*
David Breach	—	—
Andre Durand	84,081	*
Michael Fosnaugh	—	—
Charles Guan	—	—
Kevin Klausmeyer	27,875	*
Christina Lema	—	—
Martin Taylor	—	—
All executive officers and directors (14 individuals)	2,389,756(5)	2.0%

(1)
As reported on the Schedule 13G filed February 10, 2021, represents 39,045,866 shares held directly by Vista Equity Partners Fund VI, L.P. (“VEPF VI”), 23,587,729 shares held directly by Vista Equity Partners Fund VI-A, L.P. (“VEPF VI-A”), 475,138 shares held directly by VEPF VI FAF, L.P. (“FAF”), 7,212,426 shares held directly by Vista Co-Invest Fund 2017-1, L.P. (“Vista Co-Invest”) and 2,524,349 shares held directly by VEPF VI Co-Invest 1, L.P. (“VEPF Co-Invest,” and collectively with VEPF VI, VEPF VI-A, FAF and Vista Co-Invest, the “Vista Funds”). Vista Equity Partners Fund VI GP, L.P. (“Fund VI GP”) is the sole general partner of each of VEPF VI, VEPF VI-A and FAF. Fund VI GP’s sole general partner is VEPF VI GP, Ltd. (“Fund VI UGP”). Vista Co-Invest Fund 2017-1 GP, L.P.

(“Vista Co-Invest GP”) is the sole general partner of Vista Co-Invest. Vista Co-Invest GP’s sole general partner is Vista Co-Invest Fund 2017-1 GP, Ltd. (“Vista Co-Invest UGP”). VEPF VI Co-Invest 1 GP, L.P. (“VEPF Co-Invest GP”) is the sole general partner of VEPF Co-Invest. VEPF Co-Invest GP’s sole general partner is VEPF VI Co-Invest 1 GP, Ltd. (“VEPF Co-Invest UGP”). Robert F. Smith is the sole director and one of 11 members of each of Fund VI UGP, Vista Co-Invest UGP and VEPF Co-Invest UGP. VEPF Management, L.P. (“Management Company”) is the sole management company of each of the Vista Funds. The Management Company’s sole general partner is VEP Group, LLC (“VEP Group”), and the Management Company’s sole limited partner is Vista Equity Partners Management, LLC (“VEPM”). VEP Group is the Senior Managing Member of VEPM. Robert F. Smith is the sole Managing Member of VEP Group. Consequently, Mr. Smith, Fund VI GP, Fund VI UGP, Vista Co-Invest GP, Vista Co-Invest UGP, VEPF Co-Invest GP, VEPF Co-Invest UGP, the Management Company, VEPM and VEP Group may be deemed the beneficial owners of the shares held by the Vista Funds. The principal business address of each of the Vista Funds, Fund VI GP, Fund VI UGP, Vista Co-Invest GP, Vista Co-Invest UGP, VEPF Co-Invest GP, VEPF Co-Invest UGP, the Management Company, VEPM and VEP Group is c/o Vista Equity Partners, 4 Embarcadero Center, 20th Fl., San Francisco, California 94111. The principal business address of Mr. Smith is c/o Vista Equity Partners, 401 Congress Drive, Suite 3100, Austin, Texas 78701.
(2)
Includes 1,230,632 shares that may be acquired within 60 days upon the exercise of vested options.

(3)
Includes 301,921 shares that may be acquired within 60 days upon the exercise of vested options.

(4)
Includes 105,875 shares that may be acquired within 60 days upon the exercise of vested options. Includes 86,882 shares held by the John R. Strosahl Rev. Intervivos Trust.

(5)
Includes 1,804,069 shares that may be acquired within 60 days upon the exercise of vested options.

PROPOSAL 2 — ADVISORY VOTE REGARDING RETENTION OF THE CLASSIFIED STRUCTURE OF OUR BOARD
Background of the Proposal
In accordance with our Certificate, and as permitted under the DGCL, our Board is divided into three classes. Our current classified Board structure has been in place since our IPO. At each annual meeting of shareholders, commencing with this 2021 Annual Meeting, each director is elected to serve a term of three years, with each director’s term expiring at the third succeeding annual meeting of shareholders held after the director’s election. The directors designated as Class I have terms expiring at the 2021 Annual Meeting; the directors designated as Class II have terms expiring at the 2022 annual meeting of shareholders; and the directors designated as Class III have terms expiring at the 2023 annual meeting of shareholders.
At the time of our IPO, the Board believed that a classified Board structure was an important piece of the Company’s governance structure in order to promote continuity and stability, and was in the best interests of the Company and its shareholders. The Board also believed that the classified Board structure would protect the Company against unfair or abusive takeover practices following the IPO and, given the nature of the Company (as discussed in more detail below), protect the long-term value of the Company. At the same time, the Board recognized that some investors may view classified boards as having the effect of reducing the accountability of directors to shareholders because classified boards limit the ability of shareholders to elect all directors on an annual basis. Accordingly, at this Annual Meeting, the Company is asking our shareholders to vote, on an advisory basis, whether to retain the classified Board structure.
If this proposal is approved by the holders of a majority of shares of the Company’s common stock voting on the proposal at the Annual Meeting, then the Company will retain a classified Board. However, if a majority of shares of the Company’s common stock voting on the proposal at the Annual Meeting vote against the proposal, then this proposal would not by itself declassify or begin the declassification of the Board. Instead, rejection of the proposal would only advise the Board that a majority of our shareholders voting at the Annual Meeting desire to end the classified Board structure. Consistent with its fiduciary duties, if shareholders vote against this proposal, the Board will reevaluate its position with respect to our classified Board structure. This reevaluation would include considering the percentage of shareholders voting against this proposal. An affirmative vote of not less than 50% of the then outstanding shares of the Company entitled to vote at a duly held meeting is required to amend our Certificate to declassify the Board (or 66 2∕3% if Vista owns, in the aggregate, less than 50% in voting power of the stock of the Company entitled to vote generally in the election of directors). If shareholders representing less than 50% of outstanding common stock reject this proposal, then the Board will likely not take additional steps to declassify the Board.
If a majority of our shareholders vote against this proposal and the Board determines that the declassification of the Board is in the best interests of the Company and its shareholders, then the Board will include a proposal in the proxy statement for the 2022 annual meeting of shareholders to amend the Certificate to declassify the Board. An amendment to the Certificate must first be approved by the Board and then approved by the affirmative vote of not less than 50% of the then outstanding shares of the Company entitled to vote at a duly held meeting (or 66 2∕3% if Vista owns, in the aggregate, less than 50% in voting power of the stock of the Company entitled to vote generally in the election of directors).
The amendment to the Certificate would provide for the phased-in elimination of the classified structure of the Board over a three-year period commencing with the 2023 annual meeting of shareholders. To comply with Delaware law, the amendment of the Certificate would not change the unexpired three-year terms of directors elected prior to the effectiveness of the amendment (including directors elected at the 2021 and 2022 annual meeting of shareholders). This would result in the Board being fully declassified (and all Board members standing for annual elections) commencing with the 2025 annual meeting of shareholders.
Starting at the 2023 annual meeting of shareholders, directors would be elected to one-year terms, and until their successors are duly elected and qualified. Therefore, beginning with the 2025 annual meeting of shareholders, the entire Board would stand for election.
Additionally, under Delaware law, unless otherwise provided in a company’s certificate of incorporation, directors serving on a classified board may only be removed by shareholders for cause, while directors serving on a non-classified board may be removed by shareholders with or without cause. As a result, approval of an amendment to declassify the Board would also result in an amendment to the Certificate to give our shareholders the ability to remove a director from the Board with or without cause from and after the 2025 annual meeting of shareholders (at which point the Board will be fully declassified).
Board’s Recommendation to Shareholders
The Board regularly reviews the corporate governance policies and practices of the Company to determine whether they are appropriate and will advance the Board’s and management’s goal of maximizing long-term shareholder value. As part of that review, the Board considered whether the Board’s current structure continues to be advisable. The Board evaluated both the advantages and disadvantages of maintaining a classified Board structure, and determined that the classified Board structure continues to be in the best interests of the Company and our shareholders following the IPO for the following reasons set forth below:
Long-Term Strategic Thinking and Consistency with Investment Horizons.   We believe that the Company’s current board structure allows its directors to develop a deeper familiarity of the Company’s business following the IPO and encourages long-term, strategic thinking, which enhances long-term shareholder value. Such a long-term strategic approach is particularly critical for the Company, as our business model requires substantial investments in R&D projects in the short-term that may take years to yield the desired results. Additionally, we have a strong balance sheet with a significant amount of cash that we intend to use for R&D and other investments over the next several years that we believe will create long-term shareholder value. Thus, we believe three-year terms on a staggered basis are appropriate and consistent with an investment horizon for a company such as ours, and that our shareholders are best served by director terms that reflect the long-term nature of our business.
Continuity and Stability from Institutional Knowledge.   We believe that three-year terms promote continuity and foster an appropriate institutional memory among directors and a deep knowledge of the business and competitive environment. The Board believed this at the time of our IPO and continues to believe this today. Experienced directors who are knowledgeable about the Company’s fast-paced and complex business environment are a valuable resource and are better positioned to make decisions that are in the best interests of the Company and our shareholders. Staggered terms give the Company’s new directors an opportunity to gain knowledge about the Company’s business from its continuing directors. If all directors were elected annually, the Board could be composed entirely of directors who were unfamiliar with the Company and its business strategies. This could jeopardize our long-term strategies and growth plans.
Accountability to Shareholders.   Under the DGCL, all of our directors are required to uphold their fiduciary duties to our shareholders, regardless of how often they stand for election. Under our classified Board structure, a majority of directors will stand for election during any two-year period. The Board has implemented broad measures to ensure accountability of our directors, including the adoption of our Code of Ethics. In addition, the Board requires an annual self-assessment of the performance of the Board and its committees, which is led by the Compensation and Nominating Committee. This committee also considers the performance of each current director when determining whether or not to recommend the nomination of such director for an additional term. Additionally, any director, or the entire Board, may be removed from office if there is “cause” for removal, subject to the terms of the Certificate. As a result, Jamf benefits from the stability and continuity of a classified Board structure, while retaining meaningful director accountability.
Protecting Shareholder Value in the Event of an Unsolicited Acquisition Offer.   The Company’s current board structure reduces its vulnerability to potentially unfair and abusive takeover tactics and encourages potential acquirers to negotiate with the Board. We believe that the classified Board structure may improve the relative bargaining power of the Company on behalf of its shareholders by providing leverage to negotiate for higher value bids or pursue third party suitors who may be able to offer a higher value. A classified board structure does not preclude unsolicited acquisition proposals. However, by eliminating the threat of imminent removal, it allows the Board to maximize the value of a potential acquisition by giving the Company time and bargaining leverage to evaluate and negotiate the adequacy and fairness of any takeover proposal and to consider alternatives, including the continued operation of the Company’s business.
The Board recommends that you vote, on an advisory basis, “FOR” the retention of our classified Board structure.

PROPOSAL 3 — ADVISORY VOTE REGARDING RETENTION OF THE SUPERMAJORITY VOTING STANDARDS IN OUR CHARTER AND BYLAWS
Background of the Proposal
Our Certificate and Bylaws provide that our Board is expressly authorized to make, alter, amend, change, add to, rescind or repeal, in whole or in part, our Bylaws without a shareholder vote in any matter not inconsistent with the DGCL and our Certificate. For as long as Vista beneficially owns, in the aggregate, at least 50% in voting power of the stock of the Company entitled to vote generally in the election of directors, any amendment, alteration, rescission or repeal of our Bylaws by our shareholders will require the affirmative vote of a majority in voting power of the outstanding shares of our stock entitled to vote on such amendment, alteration, change, addition, rescission or repeal. At any time when Vista beneficially owns, in the aggregate, less than 50% in voting power of all outstanding shares of the stock of the Company entitled to vote generally in the election of directors, any amendment, alteration, rescission or repeal of our Bylaws by our shareholders will require the affirmative vote of the holders of at least 66 2∕3% in voting power of all the then outstanding shares of stock of the Company entitled to vote thereon, voting together as a single class.
The DGCL provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote thereon, voting together as a single class, is required to amend a corporation’s certificate of incorporation, unless the certificate of incorporation requires a greater percentage.
Our Certificate provides that at any time when Vista beneficially owns, in the aggregate, less than 50% in voting power of the stock of the Company entitled to vote generally in the election of directors, the following provisions in our Certificate may be amended, altered, repealed or rescinded only by the affirmative vote of the holders of at least 66 2∕3% (as opposed to a majority threshold that would apply if Vista beneficially owns, in the aggregate, 50% or more) in voting power of all the then outstanding shares of stock of the Company entitled to vote thereon, voting together as a single class:
•
the provision requiring a 66 2∕3% supermajority vote for shareholders to amend our Bylaws;

•
the provisions providing for a classified board of directors (the election and term of our directors);

•
the provisions regarding resignation and removal of directors;

•
the provisions regarding entering into business combinations with interested shareholders;

•
the provisions regarding shareholder action by written consent;

•
the provisions regarding calling special meetings of shareholders;

•
the provisions regarding filling vacancies on our Board and newly created directorships;

•
the provisions eliminating monetary damages for breaches of fiduciary duty by a director; and

•
the amendment provision requiring that the above provisions be amended only with a 66 2∕3% supermajority vote.

In addition, our Certificate provides that directors may be removed with or without cause upon the affirmative vote of a majority in voting power of all outstanding shares of stock entitled to vote thereon, voting together as a single class; provided, however, at any time when Vista beneficially owns, in the aggregate, less than 40% in voting power of the stock of the Company entitled to vote generally in the election of directors, directors may only be removed for cause, and only by the affirmative vote of holders of at least 66 2∕3% in voting power of all the then-outstanding shares of stock of the Company entitled to vote thereon, voting together as a single class.
At the time of our IPO, the Board believed that the supermajority voting standards under our Certificate and Bylaws were an important piece of the Company’s governance structure to safeguard the long-term interests of the Company and its shareholders once Vista no longer holds a majority of our shares. At the same time, the Board recognized that some investors may view the supermajority voting standards as a means of blocking initiatives supported by shareholders, but blocked by a status quo management.

Accordingly, at the Annual Meeting, the Company is asking our shareholders to vote, on an advisory basis, whether to retain the supermajority voting standards.
If this proposal is approved by the holders of a majority of shares of the Company’s common stock voting on the proposal at the Annual Meeting, then the Company will retain the supermajority voting standards. Conversely, if a majority of shares of the Company’s common stock voting on the proposal at the Annual Meeting vote against the proposal, then this proposal would not by itself remove the supermajority voting standards. Instead, rejection of the proposal would only advise the Board that a majority of our shareholders voting at the Annual Meeting desire to eliminate the supermajority voting standards. Consistent with its fiduciary duties, if shareholders vote against this proposal, the Board will reevaluate its position with respect to the retention of the supermajority voting standards. This reevaluation would include considering the percentage of shareholders voting against this proposal. An affirmative vote of not less than 50% of the then outstanding shares of the Company entitled to vote at a duly held meeting is required to amend the Certificate to remove the supermajority voting standards (or 66 2∕3% if Vista owns, in the aggregate, less than 50% in voting power of the stock of the Company entitled to vote generally in the election of directors). If shareholders representing less than 50% of outstanding common stock reject this proposal, then the Board will likely not take additional steps to remove the supermajority voting standards.
If a majority of our shareholders vote against this proposal and the Board determines that the elimination of the supermajority voting standards are in the best interests of the Company and its shareholders, then the Board will include a proposal in the proxy statement for the 2022 annual meeting of shareholders to amend our Certificate and Bylaws to eliminate the supermajority voting standards. An amendment to the Certificate and Bylaws must first be approved by the Board and then approved by the affirmative vote of not less than 50% of the then outstanding shares of the Company entitled to vote at a duly held meeting (or 66 2∕3% if Vista owns, in the aggregate, less than 50% in voting power of the stock of the Company entitled to vote generally in the election of directors) (or 66 2∕3% if Vista owns, in the aggregate, less than 50% in voting power of the stock of the Company entitled to vote generally in the election of directors). If such amendment were approved, the Certificate and Bylaws would be amended immediately thereafter to remove the supermajority voting standards.
If shareholders representing less than 50% of outstanding common stock reject this proposal, then the Board will likely not take additional steps to remove the supermajority voting standards.
Board’s Recommendation to Shareholders
The Board regularly reviews the corporate governance policies and practices of the Company to determine whether they are appropriate and will advance the Board’s and management’s goal of maximizing long-term shareholder value. As part of that review, the Board considered whether retention of the supermajority voting standards continues to be advisable. The Board evaluated both the advantages and disadvantages of maintaining the supermajority voting standards, and determined that retaining the supermajority voting standards continues to be in the best interests of the Company and our shareholders following the IPO for the following reasons:
•
the supermajority voting standards under our Certificate and Bylaws are appropriately limited and necessary with application only to extraordinary transactions and fundamental changes to corporate governance;

•
Delaware law permits supermajority voting requirements and a number of publicly-traded companies have adopted these provisions to preserve and maximize long-term value for all shareholders;

•
the Board believes that the supermajority vote requirements protect shareholders, particularly minority shareholders, against the potentially self-interested actions of short-term investors and, without these provisions, it would be possible for a group of short-term shareholders to approve an extraordinary transaction that is not in the best interest of the Company and opposed by nearly half of the Company’s shareholders;

•
these provisions mitigate the risks presented by a group of short-term shareholders, who may (i) only own their shares as of a voting record date or may have hedged their economic exposure and (ii) act in their own self-interests to the detriment of other shareholders;

•
these supermajority voting requirements encourage potential acquirers to deal directly with the Board, which in turn enhances the Board’s ability to consider the long-term interests of all shareholders; and

•
these supermajority voting requirements protect the ability of the Board to evaluate proposed offers, to consider alternatives, and to protect shareholders against abusive tactics during a takeover process.

The Board recommends that you vote, on an advisory basis, “FOR” the retention of the supermajority voting standards in our Certificate and Bylaws.

PROPOSAL 4 — APPROVAL OF JAMF 2021 EMPLOYEE STOCK PURCHASE PLAN
Background
We are asking shareholders to approve the Jamf 2021 Employee Stock Purchase Plan (the “2021 ESPP”), which the Board has approved subject to the approval of our shareholders.
We strongly believe in improving opportunities for our employees to reap the benefits of increases in our stock’s value. In addition, the ability to contribute a portion of earnings to purchase our shares, would represent a key benefit for our employee. We believe that such a program improves our ability to attract, retain and incentivize our talent, and ultimately, better aligns the interests of our employees with those of our shareholders.
Summary of the 2021 ESPP
The following general description of material features of the 2021 ESPP is qualified in its entirety by reference to the provisions of the 2021 ESPP set forth in Appendix A.
Purpose and Eligibility
The 2021 ESPP is intended to attract, retain and incentivize our employees. The 2021 ESPP is intended to have two components: a component intended to qualify as an “employee stock purchase plan” under Section 423 of the Code (the “423 Component”) and a component that is not intended to so qualify (the “Non-423 Component”). Except as otherwise provided, the Non-423 Component will be operated and administered in the same manner as the 423 Component, except where prohibited by law.
Our executive officers and all of our other employees will be allowed to participate in the 2021 ESPP, provided that other than for an offering under the Non-423 Component:
•
An employee will be eligible to participate only if he or she is customarily employed by us or any participating subsidiary for more than five months in any calendar year; and

•
An employee may not be granted rights to purchase shares under the 2021 ESPP if such employee (i) would immediately after such grant own shares or options to purchase shares with 5% or more of the total combined voting power of all classes of our capital stock, or (ii) holds rights to purchase stock under all of our “employee stock purchase plans” (within the meaning of Section 423 of the Code) that would accrue at a rate in excess of $25,000 in fair market value of our stock (determined at the time the rights are granted) for each calendar year in which such rights are outstanding at any time.

In addition, the administrator may exclude from participation (i) any individual that has not completed at least two years of service since his or her last hire date (or such lesser period of time as may be determined by the administrator in its discretion); provided that, for offerings under the 423 Component, such exclusion is applied uniformly to all employees; (ii) any employee who is not customarily employed by us or any participating subsidiary at least 20 hours per week; provided that, for offerings under the 423 Component, such exclusion is applied uniformly to all employees; (iii) any employee who is a highly compensated employee (within the meaning of Section 414(q) of the Code); and (iv) any employee who is a highly compensated employee (within the meaning of Section 414(q) of the Code) with compensation above a certain level or is an officer of the Company subject to the reporting requirements of Section 16(a) of the Exchange Act; provided that such exclusion is applied uniformly to all such highly compensated employees or officers.
Administration
The 2021 ESPP may be administered by the Board or a committee appointed by the Board, subject to applicable laws. The administrator will have full and exclusive authority to interpret the terms of the 2021 ESPP and determine eligibility, subject to the conditions of the 2021 ESPP, as described below.
Share Reserve
The maximum aggregate number of shares that may be issued pursuant to the 2021 ESPP will be equal to 3,000,000 shares. In addition, on each January 1 for the first ten calendar years after the first offering date, the aggregate number of shares reserved for issuance under the 2021 ESPP will be increased automatically by the number of shares equal to 1% of the total number of our outstanding shares of common stock on the immediately preceding December 31 (rounded down to the nearest whole share); except that the administrator may in its sole discretion reduce the amount of the increase in any particular year. The aggregate number of shares issued over the term of the 2021 ESPP will not exceed 16,000,000 shares of common stock.
Contributions and Purchases
The 2021 ESPP will permit participants to purchase common stock through contributions (in the form of payroll deductions or otherwise to the extent permitted by the administrator) of up to 15% of their eligible compensation, which includes a participant’s regular and recurring straight time gross earnings, payments for overtime and shift premium, but excludes payments for incentive compensation, bonuses, equity compensation and other similar compensation. Subject to the eligibility requirements discussed above, a participant may purchase a maximum of 2,500 shares of common stock during each six-month offering period. The 2021 ESPP initially will have purchase periods approximately 6 months in duration commencing with the first trading day after one exercise date and ending with the next exercise date. The offering periods generally start on the first trading day on or after November 1 and May 1 of each year. The administrator may, in its discretion, modify the terms of future purchase periods and offering periods, provided that no offering period may be longer than 27 months.
Amounts contributed and accumulated by the participant during any offering period will be used to purchase shares of our common stock at the end of each six-month purchase period. The purchase price of the shares will be 85% of the lower of the fair market value of our common stock on the first trading day of the offering period or on the last trading day of the offering period.
Withdrawal and Termination of Participation
A participant may withdraw from the 2021 ESPP voluntarily at any time by filing a notice of withdrawal prior to the close of business on the date established by the administrator. A participant will be deemed to have elected to withdraw from the 2021 ESPP upon the termination of the participant’s employment for any reason or in the event the participant is no longer eligible to participate in the 2021 ESPP.
Restriction on Transfers
A participant may not transfer rights granted under the 2021 ESPP other than by will, the laws of descent and distribution or as otherwise provided under the 2021 ESPP.
Adjustments
In the event of certain changes in our capitalization, to prevent dilution or enlargement of the benefits or potential benefits available under the 2021 ESPP, the administrator will make adjustments, as it may deem equitable, to the number and class of shares that may be delivered, the applicable purchase price for shares, and/or the numerical share limits, pursuant to the 2021 ESPP.
Dissolution or Liquidation
In the event of our proposed liquidation or dissolution, any offering period then in progress will be shortened by setting a new exercise date, and will terminate immediately prior to such liquidation or dissolution unless otherwise determined by the administrator. The administrator will notify participants of the new exercise date in writing or electronically, at which time any participant’s purchase rights will be automatically exercised, unless the participant has earlier withdrawn from the offering period.
Certain Transactions
In the event of a merger, consolidation or similar transaction, an acquiring or successor corporation may assume or substitute each outstanding option. If the successor corporation refuses to assume or substitute for the outstanding option, the offering period then in progress will be shortened by setting a new exercise date. The administrator will notify each participant in writing or electronically that the exercise date has been changed and that the participant’s option will be exercised automatically on the new exercise date, unless the participant has already withdrawn from the offering period.
New Plan Benefits
Participation in the 2021 ESPP is voluntary and each eligible employee will make his or her own decision whether and to what extent to participate in the 2021 ESPP. It is therefore not possible to determine the benefits or amounts that will be received in the future by individual employees or groups of employees under the 2021 ESPP
Summary of Material U.S. Federal Income Tax Considerations
Section 423 Component
The following summary is intended only as a general guide to the material U.S. federal income tax consequences of participation in the 2021 ESPP under the 423 Component. The summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside. As a result, tax consequences for any particular participant may vary based on individual circumstances.
The rights of participants to make purchases under the 2021 ESPP are intended to qualify under the provisions of Section 423 of the Code. Assuming such qualification, no income will be taxable to a participant until the sale or other disposition of shares purchased under the 2021 ESPP. Upon such sale or disposition, the participant will generally be subject to tax in an amount that depends upon the holding period of such shares prior to disposing of them.
If the shares are sold or disposed of more than two years from the first day of the offering period during which the shares were purchased and more than one year from the date of purchase, or if the participant dies while holding the shares, the participant (or his or her estate) will recognize ordinary income generally measured as the lesser of (i) the excess of the fair market value of the shares at the time such sale or disposition over the purchase price of such shares or (ii) an amount equal to 15% of the fair market value of the shares on the first day of the offering period. Any additional gain will be treated as long-term capital gain. If the shares are held for at least the holding periods described above but are sold for a price that is less than the purchase price, there will be no ordinary income and the difference will be a long-term capital loss. We will not be entitled to an income tax deduction with respect to the grant or exercise of a right to purchase our shares, or the sale of such shares by a participant, where such participant holds such shares for at least the holding periods described above.
Any sale or other disposition of shares before the expiration of the holding periods described above will be a “disqualifying disposition,” and the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price, and we will be entitled to an income tax deduction for such ordinary income. Any additional gain or loss on such sale or disposition will be a long-term or short-term capital gain or loss, depending on the holding period following the date the shares were purchased by the participant prior to such sale or disposition, and we will not be entitled to an income tax deduction for any such capital gain.
Non-423 Component
The following summary is intended only as a general guide to the material U.S. federal income tax consequences of participation in the 2021 ESPP under the Non-423 Component. Rights granted under the Non- 423 Component are not intended to qualify for favorable U.S. federal income tax treatment associated with rights granted under an “employee stock purchase plan” that qualifies under provisions of Section 423 of the Code. Under this component, a participant will have compensation income equal to the value of the shares at the time of purchase, less the purchase price. When a participant sells shares purchased under the ESPP, he or she also will have a capital gain or loss equal to the difference between the sales proceeds and the value of shares at the time of purchase. Any capital gain or loss will be short-term or long-term, depending on how long the shares have been held.
Any compensation income that a participant receives upon sale of shares that he or she purchased under the Non- 423 Component is subject to withholding for income, Medicare and social security taxes, as applicable.
Other Information
The 2021 ESPP was approved by the Board on March 29, 2021, subject to shareholder approval. If approved by our shareholders, the 2021 ESPP will be effective July 1, 2021. The administrator may at any time amend, suspend or terminate the 2021 ESPP, provided that, subject to certain exceptions described in the 2021 ESPP, no such action may adversely affect any outstanding rights to purchase stock. The 2021 ESPP will continue in effect unless earlier terminated by the administrator.
On March 29, 2021, the closing price on the NASDAQ Global Select Market of our common stock was $34.29 per share.
The Board Recommends that you vote “FOR” the approval of the 2021 ESPP.

PROPOSAL 5 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2021. Services provided to the Company and its subsidiaries by Ernst & Young LLP for the year ended December 31, 2020 are described below and under “Audit Committee Report.”
Fees and Services
The following table summarizes the aggregate fees for professional audit services and other services rendered by Ernst & Young LLP for the years ended December 31, 2020 and 2019:
	2020	2019
Audit Fees(1)	$1,850,890	$790,325
Audit-Related Fees	$—	$—
Tax Fees(2)	$154,500	$—
All Other Fees(3)	$1,480	$1,710

(1)
Audit fees consist of fees and expenses for the annual audit of our consolidated financial statements included in the Annual Report on Form 10-K, the quarterly reviews of our consolidated financial statements included in Quarterly Reports on Form 10-Q, accounting consultations, and services related to other regulatory filings made with the SEC including fees related to the IPO and secondary offering of $1,248,890 and $300,614 for the years ended December 31, 2020 and 2019, respectively.

(2)
Tax fees relate to certain tax advisory services.

(3)
All other fees consist of fees for access to online research software.

In considering the nature of the services provided by the independent auditor, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent auditor and Jamf management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.
The Audit Committee has adopted a policy that requires advance approval of all audit services as well as non-audit services to the extent required by the Exchange Act and the Sarbanes-Oxley Act of 2002. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it. Each year, the Audit Committee will pre-approve an amount, not to exceed $20,000 per service, for audit services, audit-related services and tax services to be used by the Company’s Chief Financial Officer and Chief Accounting Officer, or a designee of the Chief Financial Officer or Chief Accounting Officers, to use for audit projects, which projects require pre-approval by the Audit Committee.
The Audit Committee approved all services provided by Ernst & Young LLP. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so, and we expect that they will be available to respond to questions.
Ratification of the appointment of Ernst & Young LLP requires affirmative votes from the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote. If Jamf’s shareholders do not ratify the appointment of Ernst & Young LLP, the Audit Committee will reconsider the appointment and may affirm the appointment or retain another independent accounting firm. Even if the appointment is ratified, the Audit Committee may in the future replace Ernst & Young LLP as our independent registered public accounting firm if it is determined that it is in Jamf’s best interests to do so.
The Audit Committee and the Board recommends that you vote “FOR” the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for the year ending December 31, 2021.

AUDIT COMMITTEE REPORT
The Audit Committee oversees our financial reporting process on behalf of the Board. The Audit Committee is composed of two independent directors (as defined by the Nasdaq listing guidelines) and since its formation in connection with our IPO in July 2020, met three times in 2020. Our Audit Committee operates under a written charter, which is posted on our website at ir.jamf.com/investor-relations. As provided in the Certificate, the Audit Committee’s oversight responsibilities include monitoring the integrity of our financial statements (including reviewing financial information, the systems of internal controls, the audit process, and the independence and performance of our internal audit function and independent registered public accounting firm) and our compliance with legal and regulatory requirements. However, management has the primary responsibility for the financial statements and the reporting process, including our systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee
•
reviewed and discussed the audited financial statements for the year ended December 31, 2020 with our management;

•
discussed with our independent auditors, Ernst & Young LLP, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC; and

•
received the written disclosures and the letter from the Ernst & Young LLP required by applicable requirements of the PCAOB regarding Ernst & Young LLP’s communications with the audit committee concerning independence, and has discussed with Ernst & Young LLP the independence of Ernst & Young LLP.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2020.
Respectfully submitted by:
Kevin Klausmeyer
Andre Durand
Charles Guan

OTHER MATTERS
We are not aware of any matters other than those discussed in the foregoing materials contemplated for action at the Annual Meeting. The persons named in the proxy card will vote in accordance with the recommendation of the Board on any other matters incidental to the conduct of, or otherwise properly brought before, the Annual Meeting. The proxy card contains discretionary authority for them to do so.
INCORPORATION BY REFERENCE
The Audit Committee Report shall not be deemed soliciting material or filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by us under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate such information by reference. In addition, this document includes website addresses, which are intended to provide inactive, textual references only. The information on these websites is not part of this document.
AVAILABILITY OF SEC FILINGS, CODE OF ETHICS AND COMMITTEE CHARTERS
Copies of our reports on Forms 10-K, 10-Q, 8-K and all amendments to those reports filed with the SEC, and our Code of Ethics, Corporate Governance Guidelines and the charters of the Audit Committee and Compensation and Nominating Committee, and any reports of beneficial ownership of our Common Stock filed by executive officers, directors and beneficial owners of more than 10% of our outstanding common stock are posted on and may be obtained through our website, ir.jamf.com/investor-relations, or may be requested in print, at no cost, by email at ir@jamf.com or by mail at Jamf Holding Corp., 100 Washington Ave S., Suite 1100, Minneapolis, MN 55401, Attention: Investor Relations.
WHERE TO FIND ADDITIONAL INFORMATION
We are subject to the informational requirements of the Exchange Act and in accordance therewith, we file annual, quarterly and current reports and other information with the SEC. Such information may be accessed electronically by means of the SEC’s home page on the Internet at www.sec.gov. We are an electronic filer, and the SEC maintains an Internet site at www.sec.gov that contains the reports and other information we file electronically. Our website address is ir.jamf.com/investor-relations. Please note that our website address is provided as an inactive textual reference only. We make available free of charge, through our website, our annual report on Form 10-K, as amended, quarterly reports on Form 10-Q and current reports on Form 8-K, and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. The information provided on or accessible through our website is not part of this proxy statement.
COST OF PROXY SOLICITATION
Jamf is paying the expenses of this solicitation. Jamf will also make arrangements with brokerage houses and other custodians, nominees and fiduciaries to forward proxy materials to beneficial owners of stock held as of the Record Date by such persons, and Jamf will reimburse such persons for their reasonable out-of-pocket expenses in forwarding such proxy materials. In addition to solicitation by mail, directors, officers and other employees of Jamf may solicit proxies in person or by telephone, facsimile, email or other similar means.

Appendix A
JAMF HOLDING CORP.
2021 EMPLOYEE STOCK PURCHASE PLAN
1.   Purpose.   The purpose of the Plan is to provide employees of the Company and its Designated Companies with an opportunity to purchase Common Stock through accumulated payroll deductions. The Company intends for the Plan to have two components: a Code Section 423 Component (“423 Component”) and a non-Code Section 423 Component (“Non-423 Component”). The Company’s intention is to have the 423 Component of the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code to the extent possible. The provisions of the 423 Component, accordingly, will be construed so as to extend and limit Plan participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code. In addition, this Plan authorizes the grant of an option to purchase shares of Common Stock under the Non-423 Component that does not qualify as an “employee stock purchase plan” under Section 423 of the Code; such an option will be granted pursuant to rules, procedures or sub-plans adopted by the Administrator designed to achieve tax, non-U.S. exchange or securities laws or other objectives for Eligible Employees and the Company. Except as otherwise provided, the Non-423 Component, to the extent utilized by the Company, will operate and be administered in the same manner as the 423 Component.
2.   Definitions.
(a)   “Administrator” means the Board or any Committee designated to administer the Plan pursuant to Section 14 hereof.
(b)   “Affiliate” means any entity, other than a Subsidiary, in which the Company has an equity or other ownership interest.
(c)   “Applicable Laws” means the requirements relating to the administration of equity-based awards and the related issuance of shares of Common Stock under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable securities and exchange control laws of any non-U.S. country or jurisdiction where options are, or will be, granted under the Plan.
(d)   “Board” means the board of directors of the Company.
(e)   “Code” means the U.S. Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder will include such section or regulation, any valid regulation or other official applicable guidance promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
(f)   “Committee” means a committee of the Board appointed in accordance with Section 14 hereof.
(g)   “Common Stock” means the common stock of the Company.
(h)   “Company” means Jamf Holding Corp., a Delaware corporation, or any successor thereto.
(i)   “Compensation” means an Eligible Employee’s regular and recurring straight time gross earnings, payments for overtime and shift premium, but exclusive of payments for incentive compensation, bonuses, equity compensation and other similar compensation. The Administrator, in its discretion, may, on a uniform and nondiscriminatory basis, establish a different definition of Compensation for a subsequent Offering Period.
(j)   “Designated Company” means any Subsidiary or Affiliate that has been designated by the Administrator in its sole discretion as eligible to participate in the Plan. For purposes of the 423 Component, only the Company and its Subsidiaries may be Designated Companies, provided that a Subsidiary that is a Designated Company under the 423 Component may not simultaneously be a Designated Company under the Non-423 Component.

(k)   “Effective Date” means July 1, 2021, subject to approval by the stockholders of the Company in the manner and to the degree required under Applicable Laws.
(l)   “Eligible Employee” means any individual who is a common law employee (and, with respect to the Non-423 Component, is not classified by the Company as an intern or temporary employee) providing services to the Company or a Designated Company and is customarily employed for more than five (5) months in any calendar year by the Employer, or any lesser number of months in any calendar year established by the Administrator (if required under applicable local law) for purposes of any separate Offering or for Eligible Employees participating in the Non-423 Component. For purposes of the Plan, the employment relationship will be treated as continuing intact while the individual is on sick leave or other leave of absence that the Employer approves or that is legally protected under applicable local laws. Where the period of leave exceeds three (3) months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated three (3) months and one (1) day following the commencement of such leave. The Administrator, in its discretion, from time to time may, prior to an Enrollment Date for all options to be granted on such Enrollment Date in an Offering, determine (for each Offering under the 423 Component, on a uniform and nondiscriminatory basis or as otherwise permitted by Section 423 of the Code) that the definition of Eligible Employee will or will not include an individual if he or she: (i) has not completed at least two (2) years of service since his or her last hire date (or such lesser period of time as may be determined by the Administrator in its discretion), (ii) customarily works not more than twenty (20) hours per week (or such lesser period of time as may be determined by the Administrator in its discretion), (iii) customarily works not more than five (5) months per calendar year (or such lesser period of time as may be determined by the Administrator in its discretion), (iv) is a highly compensated employee within the meaning of Section 414(q) of the Code, or (v) is a highly compensated employee within the meaning of Section 414(q) of the Code with compensation above a certain level or is an officer or subject to the disclosure requirements of Section 16(a) of the Exchange Act, provided the exclusion is applied with respect to each Offering under the 423 Component in an identical manner to all highly compensated individuals of the Employer whose employees are participating in that Offering. Such exclusions may be applied with respect to an Offering under a 423 Component in a manner complying with Section 423 of the Code. Such exclusions may be applied with respect to an Offering under the Non-423 Component without regard to the limitations of Section 423 of the Code.
(m)   “Employer” means the employer of an Eligible Employee.
(n)   “Enrollment Date” means the first Trading Day of each Offering Period.
(o)   “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.
(a)   “Exercise Date” means the last Trading Day of each Offering Period.
(b)   “Fair Market Value” means, as of any date and unless the Administrator determines otherwise, the value of Common Stock determined as follows:
(i)   If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market of the Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock as quoted on such exchange or system on the date of determination (or the closing bid, if no sales were reported);
(ii)   If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value will be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or if no bids and asks were reported on that date, as applicable, on the last Trading Day such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
(iii)   In the absence of an established market for the Common Stock, the Fair Market Value thereof will be determined in good faith by the Administrator.

Notwithstanding the foregoing, if the determination date for the Fair Market Value occurs on a weekend or holiday, the Fair Market Value will be the price as determined in accordance with subsections (i) through (iii) above (as applicable) on the next business day, unless otherwise determined by the Administrator.
(c)   “Fiscal Year” means the fiscal year of the Company.
(d)   “New Exercise Date” means a new Exercise Date if the Administrator shortens any Offering Period then in progress.
(e)   “Offering” means an offer under the Plan of an option that may be exercised during an Offering Period as further described in Section 4 hereof. For purposes of the Plan, the Administrator may designate separate Offerings under the Plan (the terms of which need not be identical) in which Eligible Employees of one or more Employers will participate, even if the dates of the applicable Offering Periods of each such Offering are identical and the provisions of the Plan will separately apply to each Offering. If an Offering under the 423 Component is made, to the extent permitted by Section 423 of the Code, the terms of each Offering need not be identical provided that the terms of the Plan and an Offering together satisfy Section 423 of the Code.
(f)   “Offering Periods” means the periods of approximately six (6) months during which an option granted pursuant to the Plan may be exercised, commencing on the first Trading Day on or after May 1 and November 1 of each year and terminating on the last Trading Day on or before the May 1 and November 1, respectively, approximately six (6) months later. The duration and timing of Offering Periods may be changed pursuant to Sections 4 and 20 hereof, provided that in no event shall an Offering Period exceed twenty-seven (27) months in duration.
(g)   “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.
(h)   “Participant” means an Eligible Employee who participates in the Plan.
(i)   “Plan” means this Jamf Holding Corp. Employee Stock Purchase Plan.
(j)   “Purchase Period” means the approximately six (6) month period commencing after one Exercise Date and ending with the next Exercise Date, except that the first Purchase Period of any Offering Period will commence on the Enrollment Date and end with the next Exercise Date. Unless the Administrator provides otherwise, the Purchase Period will have the same duration and coincide with the length of the Offering Period.
(k)   “Purchase Price” means an amount equal to eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower; provided however, that the Purchase Price may be determined for subsequent Offering Periods by the Administrator subject to compliance with Section 423 of the Code (or any successor rule or provision or any other Applicable Law, regulation or stock exchange rule) or pursuant to Section 20 hereof.
(l)   “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.
(m)   “Trading Day” means a day on which the national stock exchange upon which the Common Stock is listed is open for trading.
3.   Eligibility.
(a)   General.   Any Eligible Employee on a given Enrollment Date will be eligible to participate in the Plan, subject to the requirements of Section 5 hereof.
(b)   Non-U.S. Employees.   Eligible Employees who are citizens or residents of a non-U.S. jurisdiction (without regard to whether they also are citizens or residents of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) may be excluded from participation in the Plan or an Offering if the participation of such Eligible Employees is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan or an Offering to violate Section 423 of the Code. In the case of the Non-423 Component, an Eligible Employee may be excluded from participation in the Plan or an Offering at the discretion of the Administrator.
(c)   423 Component Limitations.   Any provisions of the Plan to the contrary notwithstanding, with respect to any Offering under the 423 Component, no Eligible Employee will be granted an option under the Plan (i) to the extent that, immediately after the grant, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company or any Parent or Subsidiary of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Parent or Subsidiary of the Company, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans (as defined in Section 423 of the Code) of the Company or any Parent or Subsidiary of the Company accrues at a rate that exceeds twenty-five thousand dollars ($25,000) worth of stock (determined at the Fair Market Value of the stock at the time such option is granted) for each calendar year in which such option is outstanding at any time, as determined in accordance with Section 423 of the Code and the regulations thereunder.
4.   Offering Periods.   The Plan will be implemented by consecutive Offering Periods with a new Offering Period commencing on the first Trading Day on or after May 1 and November 1 of each year, or on such other date as the Administrator will determine. The Administrator will have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future Offerings without stockholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected thereafter.
5.   Participation.
(a)   First Offering Period.   An Eligible Employee will be entitled to participate in the first Offering Period specified in Section 2(u) hereof only if such individual submits a subscription agreement authorizing payroll deductions in a form determined by the Administrator to the Company’s designated stock administrator or completes an electronic or other enrollment procedure determined by the Administrator, in each case during such period of time as the Administrator may determine (the “Enrollment Window”). An Eligible Employee’s failure to submit the subscription agreement or complete the enrollment procedure during the Enrollment Window will result in such individual being disqualified from participation in the first Offering Period under the Plan.
(b)   Subsequent Offering Periods.   An Eligible Employee may participate in the Plan in any Offering Period following the first Offering Period by (i) submitting to the Company’s stock administrator (or its designee), on or before a date prescribed by the Administrator prior to an applicable Enrollment Date, a properly completed subscription agreement authorizing payroll deductions in the form provided by the Administrator for such purpose, or (ii) completing an electronic or other enrollment procedure determined by the Administrator, in each case during the applicable Enrollment Window. Unless otherwise determined by the Administrator, a Participant’s subscription agreement and the designated rate of payroll deduction by a Participant shall continue for future Offering Periods unless the Participant changes or cancels, in accordance with procedures established by the Administrator, prior to the Enrollment Date with respect to a future Offering Period or elects to withdraw from the Plan in accordance with Section 10 hereof.
6.   Payroll Deductions.
(a)   At the time a Participant enrolls in the Plan pursuant to Section 5 hereof, he or she will elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding fifteen percent (15%) of the Compensation which he or she receives on each pay day during the Offering Period; provided, however, that should a pay day occur on an Exercise Date, a Participant will have the payroll deductions made on such day applied to his or her account under the subsequent Offering Period. A Participant’s subscription agreement will remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

(b)   Payroll deductions for a Participant will commence on the first pay day following the Enrollment Date and will end on the last pay day prior to the Exercise Date of such Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Section 10 hereof; provided, however, that for the first Offering Period, payroll deductions will commence on the first pay day on or following the later of (i) the end of the Enrollment Window, or (ii) the Enrollment Date of the first Offering Period.
(c)   All payroll deductions made for a Participant will be credited to his or her account under the Plan and will be withheld in whole percentages only. A Participant may not make any additional payments into such account.
(d)   A Participant may discontinue his or her participation in the Plan as provided in Section 10 hereof. If permitted by the Administrator, as determined in its sole discretion, during a Purchase Period, a Participant may increase or decrease the rate of his or her payroll deductions during the Purchase Period by (i) properly completing and submitting to the Company’s stock administrator (or its designee), on or before a date prescribed by the Administrator prior to an applicable Exercise Date, a new subscription agreement authorizing the change in payroll deduction rate in the form provided by the Administrator for such purpose, or (ii) completing an electronic or other procedure prescribed by the Administrator. If a Participant has not followed such procedures to change the rate of payroll deductions, the rate of his or her payroll deductions will continue at the originally elected rate throughout the Purchase Period and future Offering Periods and Purchase Periods (unless terminated as provided in Section 10 hereof). The Administrator may, in its sole discretion, limit the nature and/or number of payroll deduction rate changes that may be made by Participants during any Offering Period or Purchase Period. Any change in payroll deduction rate made pursuant to this Section 6(d) will be effective as of the first full payroll period following five (5) business days after the date on which the change is made by the Participant (unless the Administrator, in its sole discretion, elects to process a given change in payroll deduction rate more quickly).
(e)   Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(c) hereof, a Participant’s payroll deductions may be decreased to zero percent (0%) by the Administrator at any time during a Purchase Period. To the extent necessary, and subject to Section 423(b)(8) of the Code, payroll deductions will recommence at the rate originally elected by the Participant effective as of the beginning of the first Purchase Period scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 10.
(f)   Notwithstanding any provisions or limits to the contrary in the Plan, the Administrator may allow Eligible Employees to participate in the Plan via cash contributions or other methods instead of payroll deductions if (i) payroll deductions are not permitted under applicable local law, (ii) the Administrator determines that cash contributions are permissible under Section 423 of the Code or (iii) for Participants participating in the Non-423 Component.
(g)   At the time the option is exercised, in whole or in part, or at the time some or all of the Common Stock issued under the Plan is disposed of (or any other time that a taxable event related to the Plan occurs), the Participant must make adequate provision for the Company’s or Employer’s federal, state, local or any other tax liability payable to any authority including taxes imposed by jurisdictions outside of the U.S., national insurance, social security or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock (or any other time that a taxable event related to the Plan occurs). At any time, the Company or the Employer may, but will not be obligated to, withhold from the Participant’s compensation the amount necessary for the Company or the Employer to meet applicable withholding obligations, including any withholding required to make available to the Company or the Employer any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Eligible Employee. In addition, the Company or the Employer may, but will not be obligated to, withhold from the proceeds of the sale of Common Stock or any other method of withholding the Company or the Employer deems appropriate to the extent permitted by Section 423 of the Code.
7.   Grant of Option.   On the Enrollment Date of each Offering Period, each Eligible Employee participating in such Offering Period will be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of Common Stock determined by dividing such Eligible Employee’s payroll deductions accumulated prior to such Exercise Date and retained in the Eligible Employee’s account as of the Exercise Date by the applicable Purchase Price; provided that in no event will an Eligible Employee be permitted to purchase under the Plan during each Purchase Period more than 2,500 shares of Common Stock (subject to any adjustment pursuant to Section 19 hereof) and provided further that such purchase will be subject to the limitations set forth in Sections 3(c) and 13 hereof. The Eligible Employee may accept the grant of such option in accordance with the requirements of Section 5 hereof. The Administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of Common Stock that an Eligible Employee may purchase during each Purchase Period. Exercise of the option will occur as provided in Section 8 hereof, unless the Participant has withdrawn pursuant to Section 10 hereof. The option will expire on the last day of the Offering Period.
8.   Exercise of Option.
(a)   Unless a Participant withdraws from the Plan as provided in Section 10 hereof, his or her option for the purchase of shares of Common Stock will be exercised automatically on the Exercise Date, and the maximum number of full shares subject to the option will be purchased for such Participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares of Common Stock will be purchased; any payroll deductions accumulated in a Participant’s account, which are not sufficient to purchase a full share will be retained in the Participant’s account for the subsequent Purchase Period or Offering Period, as applicable, subject to earlier withdrawal by the Participant as provided in Section 10. Any other funds left over in a Participant’s account after the Exercise Date will be returned to the Participant. During a Participant’s lifetime, a Participant’s option to purchase shares hereunder is exercisable only by him or her.
(b)   If the Administrator determines that, on a given Exercise Date, the number of shares of Common Stock with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Enrollment Date of the applicable Offering Period, or (ii) the number of shares of Common Stock available for sale under the Plan on such Exercise Date, the Administrator may in its sole discretion (x) provide that the Company will make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all Participants exercising options to purchase Common Stock on such Exercise Date, and continue all Offering Periods then in effect or (y) provide that the Company will make a pro rata allocation of the shares available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and terminate any or all Offering Periods then in effect pursuant to Section 20 hereof. The Company may make a pro rata allocation of the shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company’s stockholders subsequent to such Enrollment Date.
9.   Delivery.   As soon as reasonably practicable after each Exercise Date on which a purchase of shares of Common Stock occurs, the Company will arrange the delivery to each Participant of the shares purchased upon exercise of his or her option in a form determined by the Administrator (in its sole discretion) and pursuant to rules established by the Administrator. The Company may permit or require that shares be deposited directly with a broker designated by the Company or with a trustee or designated agent of the Company, and the Company may utilize electronic or automated methods of share transfer. The Company may require that shares be retained with such broker, trustee, or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions or other dispositions of such shares. No Participant will have any voting, dividend, or other stockholder rights with respect to shares of Common Stock subject to any option granted under the Plan until such shares have been purchased and delivered to the Participant as provided in this Section 9.
10.   Withdrawal.

(a)   A Participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by (i) submitting to the Company’s stock administrator (or its designee) a written notice of withdrawal in the form determined by the Administrator for such purpose, or (ii) completing an electronic or other withdrawal procedure determined by the Administrator. The Administrator may set forth a deadline of when a withdrawal must occur to be effective prior to a given Exercise Date in accordance with policies it may approve from time to time. All of the Participant’s payroll deductions credited to his or her account will be paid to such Participant promptly after receipt of notice of withdrawal and such Participant’s option for the Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made for such Offering Period. If a Participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of the succeeding Offering Period, unless the Participant re-enrolls in the Plan in accordance with the provisions of Section 5 hereof.
(b)   A Participant’s withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in any similar plan that may hereafter be adopted by the Company or in succeeding Offering Periods that commence after the termination of the Offering Period from which the Participant withdraws.
11.   Termination of Employment.   Upon a Participant’s ceasing to be an Eligible Employee for any reason, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such Participant’s account during the Offering Period but not yet used to purchase shares of Common Stock under the Plan will be returned to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15 hereof, and such Participant’s option will be automatically terminated. Unless determined otherwise by the Administrator in a manner that, with respect to an Offering under the 423 Component, is permitted by, and compliant with, Section 423 of the Code, a Participant whose employment transfers between entities through a termination with an immediate rehire (with no break in service) by the Company or a Designated Company shall not be treated as terminated under the Plan; however, no Participant shall be deemed to switch from an Offering under the Non-423 Component to an Offering under the 423 Component or vice versa unless (and then only to the extent) such switch would not cause the 423 Component or any option thereunder to fail to comply with Section 423 of the Code.
12.   Interest.   No interest will accrue on the payroll deductions of a participant in the Plan, except as may be required by Applicable Law, as determined by the Company, and if so required by the laws of a particular jurisdiction, shall, with respect to Offerings under the 423 Component, apply to all Participants in the relevant Offering, except to the extent otherwise permitted by Section 423 of the Code.
13.   Stock.
(a)   Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum number of shares of Common Stock that will be made available for sale under the Plan will be equal to three million (3,000,000) shares of Common Stock. In addition, on each January 1 for the first ten (10) calendar years after the first Offering Date, the aggregate number of shares of Common Stock reserved for issuance under the Plan will be increased automatically by the number of shares equal to one percent (1%) of the total number of outstanding shares of the Common Stock on the immediately preceding December 31 ( rounded down to the nearest whole share); provided, that the Administrator may in its sole discretion reduce the amount of the increase in any particular year; and, provided further , that the aggregate number of shares issued pursuant to the 423 Component over the term of this Plan will not exceed sixteen million (16,000,000) shares of Common Stock.
(b)   Until the shares of Common Stock are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), a Participant will only have the rights of an unsecured creditor with respect to such shares, and no right to vote or receive dividends or any other rights as a stockholder will exist with respect to such shares.
(c)   Shares of Common Stock to be delivered to a Participant under the Plan will be registered in the name of the Participant or in the name of the Participant and his or her spouse.
14.   Administration.   The Plan will be administered by the Board or a Committee appointed by the Board, which Committee will be constituted to comply with Applicable Laws. To the extent permitted by

Applicable Laws, the Administrator will have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to delegate ministerial duties to any of the Company’s employees, to designate separate Offerings under the Plan, to designate Subsidiaries and Affiliates as participating in the 423 Component or Non-423 Component, to determine eligibility, to adjudicate all disputed claims filed under the Plan and to establish such procedures that it deems necessary or advisable for the administration of the Plan (including, without limitation, to adopt such procedures, sub-plans, and appendices to the subscription agreement as are necessary or appropriate to permit the participation in the Plan by employees who are non-U.S. nationals or employed outside the U.S., the terms of which sub-plans and appendices may take precedence over other provisions of this Plan, with the exception of Section 13(a) hereof, but unless otherwise superseded by the terms of such sub-plan or appendix, the provisions of this Plan shall govern the operation of such sub-plan or appendix). Unless otherwise determined by the Administrator, the employees eligible to participate in each sub-plan will participate in a separate Offering under the 423 Component, or if the terms would not qualify under the 423 Component, in the Non-423 Component, in either case unless such designation would cause the 423 Component to violate the requirements of Section 423 of the Code. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding eligibility to participate, the definition of Compensation, handling of payroll deductions, making of contributions to the Plan (including, without limitation, in forms other than payroll deductions), establishment of bank or trust accounts to hold payroll deductions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of stock certificates that vary with applicable local requirements. The Administrator also is authorized to determine that, to the extent permitted by Section 423 of the Code, the terms of an option granted under the Plan or an Offering to citizens or residents of a non-U.S. jurisdiction will be less favorable than the terms of options granted under the Plan or the same Offering to employees resident solely in the U.S. Every finding, decision and determination made by the Administrator will, to the full extent permitted by law, be final and binding upon all parties.
15.   Designation of Beneficiary.
(a)   If permitted by the Administrator, a Participant may file a designation of a beneficiary who is to receive any shares of Common Stock and cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such Participant of such shares and cash. In addition, if permitted by the Administrator, a Participant may file a designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death prior to exercise of the option. If a Participant is married and the designated beneficiary is not the spouse, spousal consent will be required for such designation to be effective.
(b)   Such designation of beneficiary may be changed by the Participant at any time by notice in a form determined by the Administrator. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company will deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.
(c)   All beneficiary designations will be in such form and manner as the Administrator may designate from time to time. Notwithstanding Sections 15(a) and (b) above, the Company and/or the Administrator may decide not to permit such designations by Participants in non-U.S. jurisdictions to the extent permitted by Section 423 of the Code.
16.   Transferability.   Neither payroll deductions credited to a Participant’s account nor any rights with regard to the exercise of an option or to receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition will be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

17.   Use of Funds.   The Company may use all payroll deductions received or held by it under the Plan for any corporate purpose, and the Company will not be obligated to segregate such payroll deductions except under Offerings or for Participants in the Non-423 Component for which Applicable Laws require that contributions to the Plan by Participants be segregated from the Company’s or the Employer’s general corporate funds and/or deposited with an independent third party, provided that, if such segregation or deposit with an independent third party is required by Applicable Laws, it will apply to all Participants in the relevant Offering under the 423 Component, except to the extent otherwise permitted by Section 423 of the Code. Until shares of Common Stock are issued, Participants will only have the rights of an unsecured creditor with respect to such shares.
18.   Reports.   Individual accounts will be maintained for each Participant in the Plan. Statements of account will be given to participating Eligible Employees at least annually, which statements will set forth the amounts of payroll deductions, the Purchase Price, the number of shares of Common Stock purchased and the remaining cash balance, if any.
19.   Adjustments, Dissolution, Liquidation, Certain Transactions.
(a)   Adjustments.   In the event that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, or other change in the corporate structure of the Company affecting the Common Stock occurs, the Administrator, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will, in such manner as it may deem equitable, adjust the number and class of Common Stock that may be delivered under the Plan, the Purchase Price per share, and the class and the number of shares of Common Stock covered by each option under the Plan that has not yet been exercised, and the numerical limits of Sections 6 and 13 hereof.
(b)   Dissolution or Liquidation.   In the event of the proposed dissolution or liquidation of the Company, any Offering Period then in progress will be shortened by setting a New Exercise Date, and will terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator. The New Exercise Date will be before the date of the Company’s proposed dissolution or liquidation. The Administrator will notify each Participant in writing or electronically, prior to the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that the Participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10 hereof.
(c)   Certain Transactions.   In the event of a merger, consolidation or similar transaction directly or indirectly involving the Company in which the Company is not the surviving corporation, each outstanding option will be assumed or an equivalent option substituted by the acquiring or successor corporation or a Parent or Subsidiary of the acquiring or successor corporation. In the event that the acquiring or successor corporation refuses to assume or substitute for the option, the Offering Period with respect to which such option relates will be shortened by setting a New Exercise Date on which such Offering Period shall end. The New Exercise Date will occur before the date of the proposed transaction. The Administrator will notify each Participant in writing or electronically prior to the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that the Participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10 hereof.
20.   Amendment or Termination.
(a)   The Administrator, in its sole discretion, may amend, suspend, or terminate the Plan, or any part thereof, at any time and for any reason. If the Plan is terminated, the Administrator, in its discretion, may elect to terminate all outstanding Offering Periods either immediately or upon completion of the purchase of shares of Common Stock on the next Exercise Date (which may be sooner than originally scheduled, if determined by the Administrator in its discretion), or may elect to permit Offering

Periods to expire in accordance with their terms (and subject to any adjustment pursuant to Section 19). If the Offering Periods are terminated prior to expiration, all amounts then credited to Participants’ accounts that have not been used to purchase shares of Common Stock will be returned to the Participants (without interest thereon, except as otherwise required under Applicable Laws, as further set forth in Section 12 hereof) as soon as administratively practicable.
(b)   Without stockholder consent and without limiting Section 20(a) above, the Administrator will be entitled to change the Offering Periods or Purchase Periods, designate separate Offerings, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange rate applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable that are consistent with the Plan.
(c)   In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and, to the extent necessary or desirable, modify, amend or terminate the Plan to reduce or eliminate such accounting consequence, including, but not limited to:
(i)   amending the Plan to conform with the safe harbor definition under the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto), including with respect to an Offering Period underway at the time;
(ii)   altering the Purchase Price for any Offering Period or Purchase Period including an Offering Period underway at the time of the change in Purchase Price, but, with respect to any existing Offerings under the 423 Component, in no event below the lowest Purchase Price permitted by Section 423 of the Code;
(iii)   shortening any Offering Period by setting a New Exercise Date, including an Offering Period underway at the time of the Administrator action;
(iv)   reducing the maximum percentage of Compensation a Participant may elect to set aside as payroll deductions; and
(v)   reducing the maximum number of shares of Common Stock a Participant may purchase during any Offering Period.
Such modifications or amendments will not require stockholder approval or the consent of any Plan Participants.
21.   Notices.   All notices or other communications by a Participant to the Company under or in connection with the Plan will be deemed to have been duly given when received in the form and manner specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
22.   Conditions Upon Issuance of Shares.   Shares of Common Stock will not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto will comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and will be further subject to the approval of counsel for the Company with respect to such compliance.
As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

23.   Code Section 409A.   The 423 Component of the Plan is intended to be exempt from the application of Code Section 409A pursuant to Treasury Regulation Section 1.409A-1(b)(5)(ii) and any ambiguities herein will be interpreted to so be exempt from Code Section 409A. To the extent the options granted under the Non-423 Component are subject to U.S. taxation, the Non-423 Component is intended to be exempt from the application of Code Section 409A as options granted thereunder are intended to constitute “short term deferrals” and any ambiguities herein will be interpreted such that those options shall so be exempt from Code Section 409A. In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Administrator determines that an option granted under the Plan may be subject to Code Section 409A or that any provision in the Plan would cause an option under the Plan to be subject to Code Section 409A, the Administrator may amend the terms of the Plan and/or of an outstanding option granted under the Plan, or take such other action the Administrator determines is necessary or appropriate, in each case, without the Participant’s consent, to exempt any outstanding option or future option that may be granted under the Plan from or to allow any such options to comply with Code Section 409A, but only to the extent any such amendments or action by the Administrator would not violate Code Section 409A. Notwithstanding the foregoing, the Company and any of its Parent or Subsidiaries shall have no liability to a Participant or any other party if the option to purchase Common Stock under the Plan that is intended to be exempt from or compliant with Code Section 409A is not so exempt or compliant or for any action taken by the Administrator with respect thereto. The Company and any of its Parent or Subsidiaries makes no representation that the option to purchase Common Stock under the Plan is compliant with Code Section 409A.
24.   Term of Plan.   The Plan will become effective as of the Effective Date, and will continue in effect, unless earlier terminated under Section 20 hereof.
25.   Governing Law.   The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware (except its choice-of-law provisions).
26.   No Right to Employment.   Participation in the Plan by a Participant shall not be construed as giving a Participant the right to be retained as an employee of the Company or a Subsidiary or Affiliate, as applicable. Furthermore, the Company or a Subsidiary or Affiliate may dismiss a Participant from employment at any time, free from any liability or any claim under the Plan.
27.   Severability.   If any provision of the Plan is or becomes or is deemed to be invalid, illegal, or unenforceable for any reason in any jurisdiction or as to any Participant, such invalidity, illegality or unenforceability shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as to such jurisdiction or Participant as if the invalid, illegal or unenforceable provision had not been included.
28.   Compliance with Applicable Laws.   The terms of this Plan are intended to comply with all Applicable Laws and will be construed accordingly.

BROADRIDGE CORPORATE ISSUER SOLUTIONS
C/O JAMF HOLDING CORP.
P.O. BOX 1342
BRENTWOOD, NY 11717

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JAMF HOLDING CORP.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) David A. Breach
02) Michael Fosnaugh
03) Christina Lema

The Board of Directors recommends you vote FOR the following proposals:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof. **If any other matters properly come before the meeting, the proxies will vote as recommended by our Board or, if there is no recommendation, at their discretion.**

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com.

D43635-P49013

JAMF HOLDING CORP.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF SHAREHOLDERS
May 25, 2021

The undersigned hereby appoint(s) Dean Hager, Jill Putman, and Jeff Lendino, and each of them, as proxies of the undersigned, each with the power to appoint (his/her/their) substitute, and hereby authorize(s) them to represent and act for and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Jamf Holding Corp. that the undersigned is/are entitled to vote and act at the Annual Meeting of Shareholders of said company to be held virtually at www.virtualshareholdermeeting.com/JAMF2021, at 8:00 A.M. Central Time on May 25, 2021, and any adjournments or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR PROPOSALS 2, 3, 4 AND 5.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE